Exhibit 99.1

UNITED STATES BANKRUPTCY COURT

district of delaware

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In re	:	Chapter 11
:
VIVUS, INC., et al.,	:	Case No. 20-________ ( )
:
:
Debtors.[1]	:	(Joint Administration Requested)
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JOINT PREPACKAGED CHAPTER 11 PLAN OF REORGANIZATION

OF VIVUS, INC. AND ITS AFFILIATED DEBTORS

WEIL, GOTSHAL & MANGES LLP
Matthew S. Barr (pro hac vice pending)
Gabriel A. Morgan (pro hac vice pending)

Natasha S. Hwangpo (pro hac vice pending)
767 Fifth Avenue

New York, New York 10153

Telephone: (212) 310-8000

Facsimile: (212) 310-8007

RICHARDS, LAYTON & FINGER, P.A.

Mark D. Collins

Zachary I. Shapiro

Brett M. Haywood

One Rodney Square

920 North King Street

Wilmington, Delaware 19801

Telephone: (302) 651-7700

Facsimile: (302) 651-7701

Proposed Counsel for Debtors and Debtors in Possession

Dated: July 6, 2020
Wilmington, Delaware

1 The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, as applicable are: Vivus B.V. (1942); Vivus Digital Health Corporation (0625); VIVUS, Inc. (6179); and Vivus Pharmaceuticals Limited (9329). The Debtors’ corporate headquarters and service address is 900 E. Hamilton Avenue, Suite 550, Campbell, CA 95008.

Table of Contents

Page

ARTICLE I	DEFINITIONS AND INTERPRETATION.	1

1.1 Definitions		1
1.2 Interpretation; Application of Definitions; Rules of Construction		13
1.3 Reference to Monetary Figures		13
1.4 Rights of Supporting Noteholder		13
1.5 Controlling Document		14

ARTICLE II	ADMINISTRATIVE EXPENSE CLAIMS, FEE CLAIMS, PRIORITY TAX CLAIMS, CASH COLLATERAL CLAIMS, AND RESTRUCTURING EXPENSES.	14

2.1 Treatment of Administrative Expense Claims		14
2.2 Treatment of Fee Claims		15
2.3 Treatment of Priority Tax Claims		16
2.4 Treatment of Cash Collateral Claims		16
2.5 Payment of Restructuring Expenses		16

ARTICLE III	CLASSIFICATION OF CLAIMS AND INTERESTS.	17

3.1 Classification in General		17
3.2 Formation of Debtor Groups for Convenience Only		17
3.3 Summary of Classification of Claims and Interests		17
3.4 Special Provision Governing Unimpaired Claims		18
3.5 Elimination of Vacant Classes		18
3.6 Voting; Presumptions; Solicitation		18
3.7 Cramdown		19
3.8 No Waiver		19

ARTICLE IV	TREATMENT OF CLAIMS AND INTERESTS.	19

4.1 Class 1: Other Priority Claims		19
4.2 Class 2: Other Secured Claims		19
4.3 Class 3: Secured Notes Claims		20
4.4 Class 4: Convertible Note Claims		21
4.5 Class 5: General Unsecured Claims		21
4.6 Class 6: Intercompany Claims		22
4.7 Class 7: Interests		22
4.8 Class 8: Subordinated Claims		23

ARTICLE V	MEANS FOR IMPLEMENTATION.	23

5.1 Separate Plans		23
5.2 No Substantive Consolidation		23
5.3 Compromise and Settlement of Claims, Interests, and Controversies		23
5.4 Subordinated Claims Bar Date		24
5.5 Continued Corporate Existence; Effectuating Documents; Further Transactions		25
5.6 Plan Funding		25
5.7 Cancellation of Existing Securities and Agreements		25
5.8 Cancellation of Certain Existing Security Interests		26
5.9 Officers and Boards of Directors		27
5.10 Management Incentive Plan		27
5.11 Authorization and Issuance of Reorganized VIVUS Equity		27
5.12 Exit Facility		28
5.13 Restructuring Transactions		29
5.14 Nonconsensual Confirmation		30
5.15 Notice of Effective Date		30

ARTICLE VI	DISTRIBUTIONS.	30

6.1 Distributions Generally		30
6.2 Postpetition Interest on Claims		30
6.3 Date of Distributions		30
6.4 Distribution Record Date		31
6.5 Distributions After Effective Date		31
6.6 Disbursing Agent		31
6.7 Delivery of Distributions		32
6.8 Unclaimed Property		32
6.9 Satisfaction of Claims		32
6.10 Manner of Payment under Plan		32
6.11 Fractional Shares		33
6.12 No Distribution in Excess of Amount of Allowed Claim		33
6.13 Exemptions from Applicable Securities Laws		33
6.14 Setoffs and Recoupments		33
6.15 Rights and Powers of Disbursing Agent		34
6.16 Withholding and Reporting Requirements		34

ARTICLE VII	PROCEDURES FOR RESOLVING CLAIMS.	35

7.1 Disputed Claims Process		35
7.2 Objections to Claims		35
7.3 Resolution of Disputed Claims		35
7.4 Payment and Distributions with Respect to Disputed Claims		35
7.5 Amendments to Claims		36
7.6 Distributions after Allowance		36
7.7 Disallowance of Claims		36
7.8 Estimation of Claims		36
7.9 No Distributions Pending Allowance		37
7.10 Claim Resolution Procedures Cumulative		37
7.11 Interest		37
7.12 Insured or Otherwise Satisfied Claims		37

ARTICLE VIII	EXECUTORY CONTRACTS AND UNEXPIRED LEASES.	37

8.1 General Treatment		37
8.2 Determination of Assumption and Cure Disputes; Deemed Consent		39
8.3 Rejection Damages Claims		41
8.4 Compensation and Benefit Plans		41
8.5 Insurance Policies; Indemnification Claims		41
8.6 Modifications, Amendments, Supplements, Restatements, or Other Agreements		42
8.7 Reservation of Rights		42

ARTICLE IX	CONDITIONS PRECEDENT TO OCCURRENCE OF EFFECTIVE DATE.	43

9.1 Conditions Precedent to Entry of the Confirmation Order		43
9.2 Conditions Precedent to Effective Date		43
9.3 Waiver of Conditions Precedent		44
9.4 Effect of Failure of a Condition to the Effective Date		45
9.5 Effect of Effective Date		45

ARTICLE X	EFFECT OF CONFIRMATION.	45

10.1 Binding Effect.		45
10.2 Vesting of Assets		45
10.3 Discharge of Claims Against and Interests in Debtors		46
10.4 Pre-Confirmation Injunctions and Stays		46
10.5 Injunction against Interference with Plan		46
10.6 Plan Injunction		47
10.7 Releases		47
10.8 Exculpation		49
10.9 Injunction Related to Releases and Exculpation		50
10.10 Subordinated Claims		50
10.11 Retention of Causes of Action and Reservation of Rights		50
10.12 Ipso Facto and Similar Provisions Ineffective		50
10.13 Dissolution of Creditors' Committee		51
10.14 Votes Solicited in Good Faith		51
10.15 Closing of Chapter 11 Cases		51

ARTICLE XI	RETENTION OF JURISDICTION.	51

11.1 Retention of Jurisdiction		51

ARTICLE XII	MISCELLANEOUS PROVISIONS.	53

12.1 Exemption from Certain Transfer Taxes		53
12.2 Request for Expedited Determination of Taxes		54
12.3 Dates of Actions to Implement Plan		54
12.4 Principal Purpose of the Plan		54
12.5 Amendments		54
12.6 Revocation or Withdrawal of Plan		54
12.7 Severability		55
12.8 Governing Law		55
12.9 Immediate Binding Effect		55
12.10 Payment of Statutory Fees		55
12.11 Successors and Assigns		56
12.12 Entire Agreement		56
12.13 Computing Time		56
12.14 Notices		56
12.15 Reservation of Rights		58

Each of Vivus B.V., Vivus Digital Health Corporation, VIVUS, Inc., and Vivus Pharmaceuticals Limited (each, as they existed at any time prior to the Effective Date, a “Debtor” and collectively, the “Debtors”) proposes the following joint prepackaged chapter 11 plan of reorganization pursuant to section 1121(a) of the Bankruptcy Code. Capitalized terms used herein shall have the meanings set forth in Section 1.1 below. Holders of Claims and Interests may refer to the Disclosure Statement for a discussion of the Debtors’ history, businesses, assets, results of operations, historical financial information, and projections of future operations, as well as a summary and description of the Plan. The Debtors are the proponents of the Plan within the meaning of section 1129 of the Bankruptcy Code. The Plan shall apply as a separate Plan for each of the Debtors, and the classification of Claims and Interests set forth herein shall apply separately to each of the Debtors. The Plan is intended to meet the requirements of Section 382(l)(5) of the Tax Code.

ALL HOLDERS OF CLAIMS ENTITLED TO VOTE ON THE PLAN ARE ENCOURAGED TO READ THE PLAN AND THE DISCLOSURE STATEMENT IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN.

ARTICLE I                             DEFINITIONS AND INTERPRETATION.

1.1            Definitions.

The following terms shall have the respective meanings specified below:

“Administrative Expense Claim” means any Claim (other than Cash Collateral Claims and Fee Claims) for costs and expenses of administration of the Chapter 11 Cases pursuant to sections 365, 503(b), 507(a)(2), or 507(b) of the Bankruptcy Code, including (i) the actual and necessary costs and expenses incurred on or after the Petition Date and through the Effective Date of preserving the Estate and operating the Debtors’ businesses, (ii) Restructuring Expenses, and (iii) all fees and charges assessed against the Estate pursuant to sections 1911 through 1930 of chapter 123 of title 28 of the United States Code.

“Administrative Expense Claims Bar Date” means the date that is thirty (30) days following the Effective Date, except as specifically set forth in Section 2.1.

“Affiliate” means, when used with respect to a specified Person, a Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such specified Person. As used in this definition, the term “control” (including with correlative meanings, “controlled by” and “under common control with”), when used with respect to any specified Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other interests, by contract, agreement, obligation, indenture, instrument, lease, promise, arrangement, release, warranty, commitment, undertaking or otherwise. For purposes of this definition, with respect to any Person in which the Supporting Noteholder does not (i) beneficially own, either directly or indirectly, more than fifty percent (50%) of (x) the total combined voting power of all classes of voting securities of such Person, (y) the total combined equity interests or (z) the capital or profit interests, in the case of a partnership, or (ii) otherwise have the power to vote, either directly or indirectly, sufficient securities to elect a majority of the board of directors or similar governing body, the Supporting Noteholder shall only be deemed to control such Person to the extent that, with respect to any particular matter, the Supporting Noteholder or its other Affiliates, or the Supporting Noteholder’s or such Affiliate’s employees, in their capacities as a shareholder, director, manager or general partner (or similar position) of such Person have voted or consented to take action, or encouraged others to vote or consent to take action (or take action if no vote or consent is required) with respect to such matter. For the avoidance of doubt, the Debtors are not Affiliates of the Supporting Noteholder.

“Allowed” means, (i) (x) with reference to any Administrative Expense Claim or Subordinated Claim, a Claim (a) as to which no objection to allowance has been interposed within the time period set forth in the Plan or as extended by Bankruptcy Court order, if applicable, or (b) as to which any objection has been determined by a Final Order of the Bankruptcy Court to the extent such objection is determined in favor of the respective holder allowing such Claim or Interest, or (y) with reference to any other Claim or Interest, any Claim or Interest (a) to which the Debtors (with the Supporting Noteholder’s consent) or the Reorganized Debtors, as applicable, and the holder of the Claim or Interest agree to the priority and amount of the Claim or Interest, or (b) as determined by a Final Order of a court of competent jurisdiction or other body pursuant to binding dispute resolution, as to each to the extent determined in favor of the respective holder allowing such Claim or Interest as to liability of the Debtors, priority and the amount thereof; or (ii) a Claim or Interest expressly Allowed under the Plan; provided, however, that notwithstanding the foregoing, (x) the Allowed amount of Claims shall be subject to and shall not exceed the limitations or maximum amounts permitted by the Bankruptcy Code, including sections 502 and 503 of the Bankruptcy Code, to the extent applicable; (y) unless otherwise expressly set forth in the Plan, no Claim shall be “Allowed” if it is subject to disallowance in accordance with section 502(d) of the Bankruptcy Code; and (z) the Reorganized Debtors will succeed to and retain all claims and defenses of the Debtors and the Estates with respect to any Claims or Interests.

“Amended By-Laws” means, with respect to the Reorganized Debtors, such Reorganized Debtors’ amended or amended and restated by-laws or operating agreement, a substantially final form of which shall be contained in the Plan Supplement to the extent they contain material changes to the existing documents.

“Amended Certificate of Incorporation” means the Reorganized Debtors’ amended or amended and restated certificate of incorporation or certificate of formation, a substantially final form of which shall be contained in the Plan Supplement to the extent they contain material changes to the existing documents.

“Asset” means all of the rights, title, and interests of a Debtor in and to property or assets of whatever type or nature, including Causes of Action, real, personal, mixed, intellectual, contractual, tangible, and intangible property or assets.

“Bankruptcy Code” means title 11 of the United States Code, as amended from time to time, as applicable to these Chapter 11 Cases.

“Bankruptcy Court” means the United States Bankruptcy Court for the District of Delaware having jurisdiction over the Chapter 11 Cases and, to the extent of any reference made under section 157 of title 28 of the United States Code, or if the Bankruptcy Court is determined not to have authority to enter a Final Order on an issue, the District Court having jurisdiction over the Chapter 11 Cases under section 151 of title 28 of the United States Code.

“Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code, as amended from time to time, applicable to the Chapter 11 Cases, and any local rules of the Bankruptcy Court.

“Business Day” means any day other than a Saturday, a Sunday, or any other day on which banking institutions in New York, NY are authorized or required by law or executive order to close.

“Cash” means legal tender of the United States of America.

“Cash Collateral Claims” means all Administrative Expense Claims and adequate protection Claims held by the Secured Notes Trustee or the Supporting Secured Noteholder pursuant to the Cash Collateral Orders.

“Cash Collateral Orders” means the interim and final order(s) of the Bankruptcy Court authorizing, among other things, the Debtors to (i) use cash collateral of the Supporting Secured Noteholder, and (ii) grant certain rights and protections to the Secured Notes Trustee and the Supporting Secured Noteholder.

“Cause of Action” means any action, claim, cross-claim, third-party claim, cause of action, controversy, demand, right, lien, indemnity, contribution, reimbursement, guaranty, suit, obligation, liability, loss, debt, damage, judgment, account, defense, remedy, offset, power, and privilege of any kind or character whatsoever, known, unknown, foreseen or unforeseen, existing or hereafter arising, contingent or non-contingent, matured or unmatured, suspected or unsuspected, liquidated or unliquidated, choate or inchoate, disputed or undisputed, secured or unsecured, assertable directly or derivatively (including, without limitation, under alter ego theories), whether arising before, on, or after the Petition Date, in contract or in tort, in law or in equity or pursuant to any other theory of law (including, without limitation, under any foreign, state, territorial, provincial, or federal securities laws). Causes of Action also includes (i) any right of setoff, counterclaim or recoupment and any claim for breach of contract or for breach of duties imposed by law or in equity, (ii) the right to object to Claims or Interests, (iii) any claim pursuant to section 362 or chapter 5 of the Bankruptcy Code, (iv) any claim or defense including fraud, mistake, duress and usury and any other defenses set forth in section 558 of the Bankruptcy Code, and (v) any claims under any state law or foreign law, including, without limitation, any fraudulent transfer or similar claims.

“Chapter 11 Cases” means the cases under chapter 11 of the Bankruptcy Code commenced by the Debtors on the Petition Date in the Bankruptcy Court.

“Claim” is ascribed the meaning set forth in section 101(5) of the Bankruptcy Code, including, for the avoidance of doubt, Subordinated Claims and Indemnification Claims.

“Class” means any group of Claims or Interests classified under the Plan pursuant to section 1122(a) of the Bankruptcy Code.

“Collateral” means any Asset of an Estate that is subject to a Lien securing the payment or performance of a Claim, which Lien is not invalid and has not been avoided under the Bankruptcy Code or applicable nonbankruptcy law.

“Confirmation Date” means the date on which the Bankruptcy Court enters the Confirmation Order.

“Confirmation Hearing” means the hearing to be held by the Bankruptcy Court regarding confirmation of the Plan, as such hearing may be adjourned or continued from time to time.

“Confirmation Order” means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code

“Contingent Value Right” means an uncertificated, non-transferrable (unless expressly permitted therein) contractual contingent value right to earn $2.00 per share of Existing Stock held on the Existing Stock Record Date, in the event the holder thereof satisfies the Existing Stock Settlement Conditions, payable on the date that is two years after the Effective Date upon the terms and conditions of the substantially final form of such contractual contingent value right contained in the Plan Supplement.

“Convertible Note” means the note issued and outstanding in the principal amount of $169,165,000.00 (one hundred and sixty-nine million, one hundred and sixty-five thousand United States Dollars) plus interest, fees and expenses under the Convertible Note Indenture.

“Convertible Note Claims” means all Claims arising under or in connection with the Convertible Note Indenture.

“Convertible Note Indenture” means that certain Indenture, dated as of May 21, 2013 (as amended, supplemented, or otherwise modified from time to time), by and between VIVUS, as the issuer, and the Convertible Note Trustee.

“Convertible Note Trustee” means Deutsche Bank Trust Company Americas, as trustee under the Convertible Note Indenture.

“Cure Amount” means the Cash or, at the option of the Reorganized Debtors other property (as the parties may agree or the Bankruptcy Court may order), as necessary to (i) cure a monetary default by the Debtors in accordance with the terms of an executory contract or unexpired lease of the Debtors and (ii) permit the Debtors to assume such executory contract or unexpired lease under section 365(a) of the Bankruptcy Code.

“D&O Insurance” means the Debtors’ directors and officers insurance policies in effect on the Petition Date.

“D&O Tail” means the tail policy or policies bound in respect of the D&O Insurance, which provide(s) coverage in an aggregate amount not to exceed $55 million.

“Debtors” has the meaning set forth in the introductory paragraph of the Plan.

“Definitive Documents” means (i) the Restructuring Support Agreement, (ii) the Plan and Plan Supplement, and (iii) all documents (including any related orders, agreements, instruments, schedules, or exhibits) that are described in or contemplated by the Restructuring Support Agreement and the Plan and that are otherwise necessary or desirable to implement, or otherwise relate to, the Restructuring Transactions, including (1) the Disclosure Statement, (2) the solicitation materials, (3) the Confirmation Order, (4) first day and other motions and orders of the Bankruptcy Court approving any first day or other motions, (5) the Plan Supplement, (6) the motion seeking approval by the Bankruptcy Court of the Cash Collateral Orders and the Cash Collateral Orders, (7) the order of the Bankruptcy Court approving the Debtors’ assumption of the Restructuring Support Agreement, (8) the Exit Facility Documents, (9) the New Corporate Governance Documents, (10) the No Trading Order, and (11) any other material documents, instruments, schedules, or exhibits described in, related to, or contemplated in, or necessary to implement, each of the foregoing.

“Disbursing Agent” means the Reorganized Debtors in their capacity as disbursing agent under Section 6.6 hereof to make distributions pursuant to the Plan.

“Disclosure Statement” means the disclosure statement dated July 6, 2020 for the Plan, as supplemented from time to time, which is prepared and distributed in accordance with sections 1125, 1126(b), or 1145 of the Bankruptcy Code, Bankruptcy Rules 3016 and 3018, or other applicable law, and all exhibits, schedules, supplements, modifications, amendments, annexes, and attachments to such disclosure statement.

“Disputed” means, with respect to a Claim, (i) such Claim that is disputed under Article VII of the Plan or as to which the Debtors have interposed and not withdrawn an objection or request for estimation that has not been determined by a Final Order, (ii) such Claim, proof of which was required to be filed by order of the Bankruptcy Court but as to which a proof of Claim was not timely or properly filed, (iii) such Claim that is listed in the Schedules, if any are filed, as unliquidated, contingent or disputed, and as to which no request for payment or proof of Claim has been filed, (iv) such Claim that is not Allowed, or (v) such Claim that is otherwise disputed by any of the Debtors or Reorganized Debtors in accordance with applicable law or contract, which dispute has not been withdrawn, resolved or overruled by a Final Order.

“Distribution Record Date” means the record date for determining the holders of any Claims, which date shall be 10 days prior to the Effective Date; provided that (i) with respect to Administrative Expense Claims, the Distribution Record Date shall be the Administrative Expense Claims Bar Date, and (ii) with respect to Subordinated Claims, the Distribution Record Date shall be the Subordinated Claims Bar Date.

“DTC” means The Depository Trust Company.

“Effective Date” means the date which is the first Business Day on which all conditions to the effectiveness of the Plan set forth in Section 9.2 hereof have been satisfied or waived in accordance with the terms hereof.

“Employment Agreements” means all employment and/or severance agreements, and any amendments thereto, as of the Petition Date that are in full force and effect and between a Debtor and an officer or employee of a Debtor that is not a director of a Debtor (other than the Debtors’ Chief Executive Officer).

“Estate(s)” means individually or collectively, as applicable, the estate(s) of the Debtor(s) created under section 541 of the Bankruptcy Code.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exculpated Parties” means, collectively, and in each case in their capacities as such during the Chapter 11 Cases, (i) the Debtors, (ii) the Reorganized Debtors, (iii) Supporting Noteholder, (iv) Convertible Note Trustee, (v) Exit Lender, (vi) the Secured Notes Trustee, and (vii) with respect to each of the foregoing Persons in clauses (i) through (vi), such Person’s predecessors, successors and permitted assigns, subsidiaries, Affiliates, managed accounts or funds, and all of their respective equity holders (including shareholders), regardless of whether such interests are held directly or indirectly, current and former officers and directors, principals, members, partners, employees, managers, subcontractors, agents, advisory board members, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, investment managers, investment advisors, management companies, fund advisors, and other professionals, and such Persons’ respective heirs, executors, estates, and nominees, in each case in their capacity as such. Notwithstanding the foregoing, any Person that opts out of the releases set forth in Section 10.7 of the Plan shall not be an Exculpated Party hereunder.

“Existing Stock” means the issued and outstanding common stock of VIVUS as of the Existing Stock Record Date.

“Existing Stock Cash” means $5 million in Cash to be distributed on a pro rata basis as provided for in the Existing Stock Settlement.

“Existing Stock Record Date” means July 2, 2020.

“Existing Stock Settlement” shall have the meaning ascribed to such term in Section 5.3 of the Plan.

“Existing Stock Settlement Conditions” means, collectively, not directly or indirectly (i) taking any action to object to, contest, frustrate, delay or interfere with the transactions contemplated by the Cash Collateral Orders, Exit Facility, Plan, or Restructuring Support Agreement, (ii) opting out of the voluntary releases set forth in Section 10.7 of the Plan, (iii) asserting a Subordinated Claim (including a proof of claim) or Cause of Action against the Debtors or the Debtors’ directors or officers, (iv) selling, transferring, assigning, or otherwise disposing of a Subordinated Claim against a Debtor, in whole or in part, on or after the Petition Date, (v) seeking to form or serve upon an equity committee, or (vi) refusing, or failing to pay, immediately to the Reorganized Debtors any recovery or payment proposed or received on account of Interests or Subordinated Claims other than as set forth in Section 5.3(b)(i).

“Exit Facility” means the loan facility to be provided by the Supporting Noteholder to the Reorganized Debtors in accordance with the terms, and subject in all respects to the conditions, as set forth in the Exit Facility Documents.

“Exit Facility Agreement” means that certain Credit Agreement, to be dated as of the Effective Date, by and among VIVUS, Inc., as borrower, and the Exit Facility Lender, as the same may be amended, restated, supplemented, or otherwise modified from time to time in accordance with the terms thereof.

“Exit Facility Documents” means the Exit Facility Agreement and any schedules, exhibits and ancillary documents thereto and all agreements, documents, instruments, or amendments delivered in connection therewith.

“Exit Facility Lender” means the Supporting Noteholder, in its capacity as the lender under the Exit Facility.

“Fee Claim” means a Claim for professional services rendered or costs incurred on or after the Petition Date through the Effective Date by Professional Persons.

“Fee Escrow Account” means an account funded by the Debtors on the Effective Date in an amount equal to the total estimated amount of the Professional Persons’ good faith estimates of their actual, unpaid Fee Claims as of the Effective Date; provided that the Professional Persons shall deliver such good faith estimate and a detailed calculation thereof to the Debtors and counsel to the Supporting Noteholder no later than five (5) Business Days prior to the Effective Date.

“Final Order” means an order or judgment of a court of competent jurisdiction that has been entered on the docket maintained by the clerk of such court, which has not been reversed, vacated, or stayed and as to which (i) the time to appeal, petition for certiorari, or move for a new trial, reargument, or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for a new trial, reargument, or rehearing shall then be pending, or (ii) if an appeal, writ of certiorari, new trial, reargument, or rehearing thereof has been sought, such order or judgment shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied, or a new trial, reargument, or rehearing shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari or move for a new trial, reargument, or rehearing shall have expired; provided, however, that no order or judgment shall fail to be a “Final Order” solely because of the possibility that a motion under Rules 59 or 60 of the Federal Rules of Civil Procedure or any analogous Bankruptcy Rule (or any analogous rules applicable in another court of competent jurisdiction) or sections 502(j) or 1144 of the Bankruptcy Code has been or may be filed with respect to such order or judgment.

“General Unsecured Claim” means any unsecured Claim that is not separately classified under the Plan; provided, however, that all Indemnification Claims are discharged without distribution hereunder notwithstanding the treatment of General Unsecured Claims under the Plan.

“Impaired” means, with respect to a Claim, Interest, or a Class of Claims or Interests, “impaired” within the meaning of such term in section 1124 of the Bankruptcy Code.

“Indemnification Claims” means any and all obligations or liabilities of the Debtors or their Estates pursuant to corporate charters, bylaws, limited liability company agreements, or any other documents or agreements (including director agreements or Employment Agreements) to provide contribution, indemnification or reimbursement to current and/or former officers and/or directors with respect to past, present and/or future actions, suits, or proceedings concerning any of the Debtors or any of such officers and/or directors, including any Claims or Causes of Action related thereto.

“Insured Claims” means any Claim or portion of a Claim that is, or may be, insured under any insurance policy.

“Intercompany Claims” means, collectively, any Claim against a Debtor held by another Debtor.

“Intercompany Interests” means an Interest in a Debtor held by another Debtor.

“Interest” means collectively, (i) any equity security as defined in section 101(16) of the Bankruptcy Code, (ii) any other instrument evidencing an ownership interest, whether or not transferable, (iii) any option, warrant, or right, contractual or otherwise, to acquire, sell or subscribe for any such interest, and (iv) any and all Claims that are not Allowed and are otherwise determined by Final Order to be an equity interest, including any Claim or debt that is recharacterized as an equity interest, as to each, in or with respect to the Debtors.

“Lien” has the meaning set forth in section 101(37) of the Bankruptcy Code.

“New Board” means the initial board of directors of Reorganized VIVUS.

“New Corporate Governance Documents” means (i) the Amended By-Laws, (ii) the Amended Certificate of Incorporation, and (iii) any other applicable material governance and/or organizational documents of the Reorganized Debtors.

“No Trading Order” means an order of the Bankruptcy Court enjoining and voiding ab initio any action that does not comply with certain procedures and restrictions with respect to trading in the beneficial ownership of the Existing Stock in order to maximize the value and availability of the Tax Attributes.

“Other Priority Claim” means any Claim other than an Administrative Expense Claim, a Cash Collateral Claim, or a Priority Tax Claim that is entitled to priority of payment as specified in section 507(a) of the Bankruptcy Code.

“Other Secured Claim” means any Secured Claim other than an Administrative Expense Claim, a Cash Collateral Claim, a Priority Tax Claim, or a Secured Notes Claim.

“Ownership Change” means an “ownership change” of VIVUS (within the meaning of section 382 of the Tax Code), other than any ownership change resulting from any action taken by or caused by the Supporting Noteholder or any Affiliate thereof on or after April 4, 2020.

“Ownership Change Analysis” means that certain analysis, dated April 17, 2020 prepared by that certain “Big 4” accounting firm showing that no “ownership change” of VIVUS (within the meaning of section 382 of the Tax Code) has occurred during the period from January 1, 2013 through April 17, 2020.

“Person” means an individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, limited liability partnership, trust, estate, unincorporated organization, governmental unit (as defined in section 101(27) of the Bankruptcy Code), or other entity.

“Petition Date” means the date on which the Debtors commenced their Chapter 11 Cases.

“Plan” means this joint prepackaged chapter 11 plan of reorganization, including all appendices, exhibits, schedules, and supplements thereto (including any appendices, exhibits, schedules, and supplements to the Plan contained in the Plan Supplement), as may be modified from time to time in accordance with the Bankruptcy Code, the terms hereof, and the terms of the Restructuring Support Agreement.

“Plan Distribution” means the payment or distribution of consideration to holders of Allowed Claims in accordance with Articles IV and VI of the Plan.

“Plan Document” means any of the documents concerning the Plan to be executed, delivered, assumed, or performed in connection with the occurrence of the Effective Date, including the documents to be included in the Plan Supplement.

“Plan Supplement” means a supplement or supplements to the Plan containing certain documents relevant to the implementation of the Plan, to be filed with the Bankruptcy Court no later than seven (7) calendar days prior to the deadline to object to the Plan, which shall include (i) the New Corporate Governance Documents, (ii) to the extent known and determined, the number and slate of directors to be appointed to the New Board, and any information required to be disclosed in accordance with section 1129(a)(5) of the Bankruptcy Code, (iii) the form Contingent Value Right, (iv) Schedule of Rejected Contracts, (v) the Exit Facility Agreement, and (vi) the Restructuring Transactions (if any); provided, however, that, through the Effective Date, the Debtors shall have the right to amend documents contained in, and exhibits to, the Plan Supplement in accordance with the terms of the Plan and the Restructuring Support Agreement.

“Priority Tax Claim” means any Secured Claim or unsecured Claim of a governmental unit (as defined in section 101(27) of the Bankruptcy Code) of the kind entitled to priority of payment as specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code.

“Pro Rata” means the proportion that an Allowed Claim or Allowed Interest in a particular Class bears to the aggregate amount of Allowed Claims or Allowed Interests in that Class once all Claims or Interests in that class have been fully administered pursuant to the Plan.

“Professional Persons” means any Person retained by the Estates pursuant to an order of the Bankruptcy Court in connection with these Chapter 11 Cases pursuant to sections 327, 328, 330, 331, 503(b)(2), or 1103 of the Bankruptcy Code, excluding any ordinary course professional retained pursuant to an order of the Bankruptcy Court; provided, however, that each of the professionals employed by the Supporting Noteholder shall not be a “Professional Person” for purposes of the Plan.

“Reinstatement” means, with respect to Claims and Interests, the treatment provided for in section 1124 of the Bankruptcy Code. “Reinstate,” “Reinstated,” and “Reinstating” shall have correlative meanings.

“Released Parties” means, collectively, and in each case in their capacities as such during the Chapter 11 Cases, (i) the Debtors, (ii) the Reorganized Debtors, (iii) the Supporting Noteholder, (iv) the Convertible Note Trustee, (v) the Exit Lender, (vi) the Secured Notes Trustee, and (vii) with respect to each of the foregoing Persons in clauses (i) through (vi), such Persons’ predecessors, successors and permitted assigns, subsidiaries, Affiliates, managed accounts and funds, and all of their respective equity holders (including shareholders), regardless of whether such interests are held directly or indirectly, current and former officers and directors, principals, members, partners, managers, employees, subcontractors, agents, advisory board members, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, investment managers, investment advisors, management companies, fund advisors, and other professionals, and such Persons’ respective heirs, executors, estates, and nominees, in each case in their capacity as such. Notwithstanding the foregoing, any Person that opts out of the releases in Section 10.7 of the Plan shall not be a Released Party.

“Releasing Parties” means, collectively, the (i) holders of all Claims or Interests that are Unimpaired under the Plan, (ii) the holders of all Claims that vote to accept the Plan, (iii) the holders of all Claims that are entitled to vote on the Plan and who vote to reject the Plan or abstain from voting on the Plan but, in either case, do not opt out of granting the releases set forth in Section 10.7(b) by checking the “opt-out” box on a timely submitted ballot, (iv) the holders of all Claims that are deemed to reject the Plan and who do not file a timely objection to the releases set forth in Section 10.7(b), (v) the holders of all Interests that do not opt out of granting the releases set forth in Section 10.7(b) by checking the “opt-out” box on a timely submitted opt-out notice, (vi) the holders of Interests and/or Subordinated Claims that participate in the Existing Stock Settlement, (vii) the holders of Indemnification Claims, (viii) the Supporting Noteholder, (ix) the Secured Notes Trustee, (x) the Convertible Note Trustee, (xi) the Exit Lender, and (xii) with respect to each of the foregoing Persons in clauses (i) through (xi), such Persons’ predecessors, successors and permitted assigns, subsidiaries, Affiliates, managed accounts and funds, and all of their respective equity holders (including shareholders), regardless of whether such interests are held directly or indirectly, current and former officers and directors, principals, members, partners, managers, employees, subcontractors, agents, advisory board members, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, investment managers, investment advisors, management companies, fund advisors, and other professionals, and such Persons’ respective heirs, executors, estates, and nominees, in each case in their capacity as such; provided, however, in each of clauses (i) through (xii), excluding the Reorganized Debtors.

“Reorganized Debtor(s)” means with respect to each Debtor, such Debtor as reorganized on and after of the Effective Date in accordance with the Plan.

“Reorganized VIVUS” means VIVUS as a Reorganized Debtor.

“Reorganized VIVUS Equity” means the equity interests in Reorganized VIVUS.

“Restructuring Expenses” means the reasonable and documented fees and expenses incurred by the Supporting Noteholder, Supporting Noteholder Professionals, the Convertible Note Trustee and the Secured Notes Trustee.

“Restructuring Support Agreement” means that certain Amended and Restated Restructuring Support Agreement, dated as of July 6, 2020, by and among the Debtors and the Supporting Noteholder, as the same may be amended, restated, or otherwise modified in accordance with its terms.

“Restructuring Transactions” means one or more transactions pursuant to section 1123(a)(5)(D) of the Bankruptcy Code and which, among other things, are not inconsistent with the requirements of section 382(l)(5) of the Tax Code, to occur on the Effective Date or as soon as reasonably practicable thereafter that may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan, including (i) the consummation of the transactions provided for under or contemplated by the Plan and Restructuring Support Agreement, (ii) the execution and delivery of appropriate agreements or other documents (including the Plan Documents) containing terms that are consistent with or reasonably necessary to implement the terms of the Plan and the Restructuring Support Agreement and that satisfy the requirements of applicable law, (iii) the execution and delivery of appropriate instruments (including the Plan Documents) of transfer, assignment, assumption, or delegation of any property, right, liability, duty, or obligation on terms consistent with the terms of the Plan and the Restructuring Support Agreement, and (iv) all other actions that the Debtors or Reorganized Debtors, as applicable, and the Supporting Noteholder determine are necessary or appropriate and consistent with the Plan and Restructuring Support Agreement.

“Schedule of Rejected Contracts” means the schedule of executory contracts and unexpired leases to be rejected by the Debtors pursuant to the Plan, if any, as the same may be amended, modified, or supplemented from time to time.

“Schedules” means any schedules of assets and liabilities, statements of financial affairs, lists of holders of Claims and Interests and all amendments or supplements thereto filed by the Debtors with the Bankruptcy Court.

“Secured Claim” means a Claim (i) secured by a Lien on Collateral to the extent of the value of such Collateral as (a) set forth in the Plan, (b) agreed to by the holder of such Claim and the Debtors, or (c) determined by a Final Order in accordance with section 506(a) of the Bankruptcy Code, or (ii) secured by the amount of any right of setoff of the holder thereof in accordance with section 553 of the Bankruptcy Code.

“Secured Notes” means the notes issued under the Secured Notes Indenture.

“Secured Notes Claims” means all Claims arising under or in connection with the Secured Notes Indenture.

“Secured Notes Indenture” means that certain Indenture, dated as of June 8, 2018 (as amended, modified, or otherwise supplemented from time to time), by and among VIVUS, as issuer, the guarantor party thereto, and U.S. Bank National Association, as Secured Notes Trustee.

“Secured Notes Trustee” means U.S. Bank National Association, as trustee and collateral agent under the Secured Notes Indenture.

“Securities Act” means the Securities Act of 1933, as amended.

“Security” means any “security” as such term is defined in section 101(49) of the Bankruptcy Code.

“Subordinated Claims” means any Claims arising from rescission of a purchase or sale of a security of (including an Interest in) a Debtor or an Affiliate of a Debtor, for damages arising from the purchase or sale of such a security of (including an Interest in) a Debtor or an Affiliate of a Debtor, or for indemnification, reimbursement or contribution allowed under section 502 on account such a Claim.

“Subordinated Claims Bar Date” means the date that is thirty (30) days following the Effective Date.

“Supporting Noteholder” means the Supporting Secured Noteholder and the Supporting Unsecured Noteholder.

“Supporting Noteholder Professionals” means Dentons, Cole Schotz P.C. and any other professionals retained by or on behalf of the Supporting Noteholder in respect of these Chapter 11 Cases.

“Supporting Secured Noteholder” means IEH Biopharma LLC as the sole holder of the Secured Notes and party to the Restructuring Support Agreement, together with its successors and permitted assigns.

“Supporting Unsecured Noteholder” means IEH Biopharma LLC as the sole holder of the Convertible Note and party to the Restructuring Support Agreement, together with its successors and permitted assigns.

“Tax Action” means (i) any amendment of the Debtors’ income tax returns, (ii) any filing of the Debtors’ income tax returns in a manner inconsistent with past practice (unless otherwise required by law), or (iii) any disposition of any of the Debtors’ assets (or other income or gain recognition) outside the ordinary course of business (other than as a result of or as contemplated by the Plan, the Restructuring Support Agreement, or the Restructuring Transactions), in each case to the extent such action would impair the value or availability for use of the Debtors’ Tax Attributes (assuming, for avoidance of doubt, that since January 1, 2013, an Ownership Change has not occurred as of May 31, 2020).

“Tax Attributes” means the Debtors’ net operating loss carryforwards, tax credits, or other tax attributes for U.S. federal income tax purposes as of the Debtors’ taxable year ending on December 31, 2019.

“Tax Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Unimpaired” means, with respect to a Claim, Interest, or a class of Claims or Interests, not “impaired” within the meaning of sections 1123(a)(4) and 1124 of the Bankruptcy Code.

“U.S. Trustee” means the Office of the United States Trustee for the District of Delaware.

“VIVUS” means VIVUS, Inc.

“Voting Deadline” means the date by which all Persons entitled to vote on the Plan must vote to accept or reject the Plan.

1.2            Interpretation; Application of Definitions; Rules of Construction.

Unless otherwise specified, all section or exhibit references in the Plan are to the respective section in or exhibit to the Plan, as the same may be amended, waived, or modified from time to time in accordance with the terms hereof and the Restructuring Support Agreement. The words “herein,” “hereof,” “hereto,” “hereunder,” and other words of similar import refer to the Plan as a whole and not to any particular section, subsection, or clause contained therein and have the same meaning as “in the Plan,” “of the Plan,” “to the Plan,” and “under the Plan,” respectively. The words “includes” and “including” are not limiting. The headings in the Plan are for convenience of reference only and shall not limit or otherwise affect the provisions hereof. For purposes herein: (i) in the appropriate context, each term, whether stated in the singular or plural, shall include both the singular and plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender; (ii) the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; and (iii) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be.

1.3            Reference to Monetary Figures.

All references in the Plan to monetary figures shall refer to the legal tender of the United States of America unless otherwise expressly provided.

1.4            Rights of Supporting Noteholder.

(a)            Notwithstanding anything herein to the contrary, any and all rights of the Supporting Noteholder set forth in the Restructuring Support Agreement with respect to the form and substance of this Plan, the Disclosure Statement, the motion seeking approval by the Bankruptcy Court of the Disclosure Statement and Plan, the Plan Supplement, and all other Definitive Documents, including any amendments, restatements, supplements, or other modifications to such documents, and any consents, waivers, or other deviations under or from any such documents, are incorporated herein by this reference and fully enforceable as if stated in full herein.

(b)            Each of the Definitive Documents shall (i) contain terms and conditions consistent in all material respects with the Restructuring Support Agreement, each as amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance therewith, and (ii) shall otherwise be in form and substance reasonably acceptable to the Supporting Noteholder and the Debtors; provided, however, that the Contingent Value Right, Cash Collateral Orders, the Confirmation Order, the Exit Facility, the Exit Facility Agreement and the New Corporate Governance Documents shall be acceptable to each of the Supporting Noteholder and Exit Lender, as applicable, each in its sole discretion.

1.5            Controlling Document.

In the event of an inconsistency between the Plan and the Plan Supplement, the terms of the relevant document in the Plan Supplement shall control unless otherwise specified in such Plan Supplement document. In the event of an inconsistency between the Plan and any other instrument or document created or executed pursuant to the Plan, or between the Plan and the Disclosure Statement, the Plan shall control. The provisions of the Plan and of the Confirmation Order shall be construed in a manner consistent with each other so as to effectuate the purposes of each; provided, however, that if there is determined to be any inconsistency between any provision of the Plan and any provision of the Confirmation Order that cannot be so reconciled, then, solely to the extent of such inconsistency, the provisions of the Confirmation Order shall govern, and any such provisions of the Confirmation Order shall be deemed a modification of the Plan.

ARTICLE II	ADMINISTRATIVE EXPENSE CLAIMS, FEE CLAIMS, PRIORITY TAX CLAIMS, CASH COLLATERAL CLAIMS, AND RESTRUCTURING EXPENSES.

2.1            Treatment of Administrative Expense Claims.

(a)            Except to the extent an Allowed Administrative Expense Claim already has been paid during the Chapter 11 Cases or a holder of an Allowed Administrative Expense Claim, together with the Debtors and the Supporting Noteholder, agrees to less favorable treatment with respect to such holder’s Claim, each holder of an Allowed Administrative Expense Claim shall receive, in full satisfaction, settlement, release and discharge of, and in exchange for, its Allowed Administrative Expense Claim, Cash equal to the unpaid portion of its Allowed Administrative Expense Claim, to be paid on the latest of: (i) the Effective Date, or as soon as reasonably practicable thereafter, if such Administrative Expense Claim is Allowed as of the Effective Date; (ii) the date such Administrative Expense Claim is Allowed, or as soon as reasonably practicable thereafter, if Allowed after the Effective Date; provided, however, that Allowed Administrative Expense Claims that arise postpetition in the ordinary course of the Debtors’ businesses shall be paid in the ordinary course of business, in each instance subject to and in accordance with the Cash Collateral Orders (including any budget attached thereto) and the terms and conditions of any agreements governing, instruments evidencing, or other documents relating to such transactions; or (iii) such other date as may be agreed upon between the Debtors (with the reasonable consent of the Supporting Noteholder) or the Reorganized Debtors, as the case may be, and the holder of such Allowed Administrative Expense Claim.

(b)            Except as otherwise provided in this Section 2.1, requests for payment of Administrative Expenses Claims must be filed and served on the Reorganized Debtors pursuant to the procedures specified in the Confirmation Order and the notice of entry of the Confirmation Order no later than the Administrative Expense Claims Bar Date; provided that the Administrative Expense Claims Bar Date does not apply to Administrative Expense Claims arising in the ordinary course of business as conducted prior to the Petition Date.

HOLDERS OF ADMINISTRATIVE EXPENSE CLAIMS THAT are required to, but DO NOT, FILE AND SERVE A REQUEST FOR PAYMENT OF SUCH ADMINISTRATIVE EXPENSE CLAIMS BY THE ADMINISTRATIVE EXPENSE CLAIMS BAR DATE SHALL BE FOREVER BARRED, ESTOPPED, AND ENJOINED FROM ASSERTING SUCH ADMINISTRATIVE EXPENSE CLAIMS AGAINST THE DEBTORS, THE REORGANIZED DEBTORS, THE ESTATES, OR THE ASSETS OR PROPERTY OF ANY OF THE FOREGOING, and such ADMINISTRATIVE EXPENSE CLAIMS SHALL BE DISCHARGED AS OF THE EFFECTIVE DATE.

2.2            Treatment of Fee Claims.

(a)            All Professional Persons seeking approval by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred through and including the Effective Date under sections 327, 328, 330, 331, 503(b)(2), or 1103 of the Bankruptcy Code shall (i) file, on or before the date that is thirty (30) days after the Effective Date, their respective applications for final allowances of compensation for services rendered, and reimbursement of expenses incurred between the Petition Date and the Effective Date and (ii) be paid in full, in Cash, in such amounts as are Allowed by the Bankruptcy Court; provided, however, that any payment in respect of a final fee application shall be made after the entry of a Final Order approving such application and delineating the unpaid portion of fees and expenses with respect to such Professional Person. The Debtors are authorized to pay compensation for professional services rendered and reimbursement of expenses incurred after the Effective Date in the ordinary course and without the need for Bankruptcy Court approval.

(b)            On or before the Effective Date, the Debtors shall establish the Fee Escrow Account.  On the Effective Date, the Debtors shall fund the Fee Escrow Account with Cash equal to the Professional Persons’ good faith estimates of their actual, unpaid Fee Claims as of the Effective Date, provided that the Professional Persons shall deliver such good faith estimate and a detailed calculation thereof to the Debtors and counsel to the Supporting Noteholder no later than five (5) Business Days prior to the Effective Date.  Funds held in the Fee Escrow Account shall not be considered property of the Debtors’ Estates or property of the Reorganized Debtors, but shall revert to the Reorganized Debtors only after all Fee Claims allowed by the Bankruptcy Court have been irrevocably paid in full.  To the extent surplus funds remain in the Fee Escrow Account after all Fee Claims have been resolved by the Bankruptcy Court or settled, such funds shall be returned to the Reorganized Debtors. The Fee Escrow Account shall be held in trust for Professional Persons and for no other Person until all Fee Claims Allowed by the Bankruptcy Court have been paid in full. Fee Claims shall be paid in full, in Cash, in such amounts as are allowed by order of the Bankruptcy Court (i) within 3 Business Days of the date upon which a Final Order relating to any such Allowed Fee Claim is entered or (ii) on such other terms as may be mutually agreed upon between the holder of such an Allowed Fee Claim and the Debtors (and the Supporting Noteholder) or the Reorganized Debtors, as applicable. The Debtors’ obligations with respect to Fee Claims shall not be limited by nor deemed limited to the balance of funds held in the Fee Escrow Account.  To the extent that funds held in the Fee Escrow Account are insufficient to satisfy the amount of accrued Fee Claims owing to the Professional Persons pursuant to a Final Order of the Bankruptcy Court such Professional Persons shall have an Allowed Fee Claim for any such deficiency, which shall be satisfied in accordance with this Section 2.2 of the Plan.  No Liens, Claims, or interests shall encumber the Fee Escrow Account in any way.

(c)            Any objections to Fee Claims shall be served and filed (i) no later than twenty one (21) days after the filing of the final applications for compensation or reimbursement or (ii) such later date as ordered by the Bankruptcy Court upon a motion of the Reorganized Debtors.

2.3            Treatment of Priority Tax Claims.

Except to the extent a holder of an Allowed Priority Tax Claim, together with the Debtors (and the Supporting Noteholder) or Reorganized Debtors, as applicable, agrees to a different treatment, in full and final satisfaction, settlement, release, and discharge of, and in exchange for each Allowed Priority Tax Claim, each such holder shall be paid, at the option of the Debtors (and the Supporting Noteholder) or Reorganized Debtors, as applicable, the unpaid portion of the Allowed Priority Tax Claim to the extent such Claims are Allowed, (i) in the ordinary course of the Debtors’ business, consistent with past practice, (ii) paid in full in Cash on the Effective Date, or (iii) in installment payments over a period of time not to exceed five years after the Petition Date, pursuant to section 1129(a)(9)(C) of the Bankruptcy Code.

2.4            Treatment of Cash Collateral Claims.

The Cash Collateral Claims are Allowed in the full amount due and owing on the Effective Date under the Cash Collateral Orders, including any Claims for diminution in value of the Collateral securing the Secured Notes, and reasonable and documented fees, expenses, costs, and other charges. On the Effective Date, or as soon as reasonably practicable thereafter, in full and final satisfaction, settlement, release, and discharge of, and in exchange for, each Allowed Cash Collateral Claim, each Allowed Cash Collateral Claim shall be paid in full in Cash with the proceeds of the Exit Facility.

2.5            Payment of Restructuring Expenses.

(a)            The Restructuring Expenses are Allowed Administrative Expense Claims and shall be paid in full in Cash in accordance with the Cash Collateral Orders or the terms of the Restructuring Support Agreement, as applicable, without any requirement to file a fee application with the Bankruptcy Court, without the need for itemized time detail, and without any requirement for Bankruptcy Court review or approval. All Restructuring Expenses to be paid on the Effective Date shall be estimated in good faith prior to and as of the Effective Date and such estimates shall be delivered to the Debtors at least five (5) Business Days before the anticipated Effective Date; provided, however, that such estimates shall not be considered an admission or limitation with respect to such Restructuring Expenses, which are payable in full by the Debtors regardless of any estimation with any excess of estimated amounts over actual amounts to be reverted to the Reorganized Debtors. In addition, the Debtors and the Reorganized Debtors (as applicable) shall continue to pay when due and in the ordinary course (before or after the Effective Date), Restructuring Expenses related to implementation, consummation, and defense of the Plan, whether incurred before, on or after the Effective Date.

(b)            To the extent not previously paid pursuant to a Cash Collateral Order, all fees and expenses, and charges of the Supporting Unsecured Noteholder and the Convertible Note Trustee arising and payable under that certain Convertible Notes Indenture shall be paid in Cash on or prior to the Effective Date.

ARTICLE III	CLASSIFICATION OF CLAIMS AND INTERESTS.

3.1            Classification in General.

A Claim or Interest is placed in a particular Class for all purposes, including voting, confirmation, and distribution under the Plan and under sections 1122 and 1123(a)(1) of the Bankruptcy Code; provided, however, that a Claim or Interest is placed in a particular Class for the purpose of receiving distributions pursuant to the Plan only to the extent that such Claim or Interest is an Allowed Claim or Allowed Interest in that Class and such Claim or Interest has not been satisfied, released, or otherwise settled prior to the Effective Date.

3.2            Formation of Debtor Groups for Convenience Only.

The Plan groups the Debtors together solely for the purpose of describing treatment under the Plan, confirmation of the Plan, and making Plan Distributions in respect of Claims against and Interests in the Debtors under the Plan. Such groupings shall not affect any Debtor’s status as a separate legal entity, change the organizational structure of the Debtors’ business enterprise, constitute a change of control of any Debtor for any purpose, cause a merger of consolidation of any legal entities, or cause the transfer of any Assets; and, except as otherwise provided by or permitted under the Plan, all Debtors shall continue to exist as separate legal entities.

3.3            Summary of Classification of Claims and Interests.

The following table designates the Classes of Claims against and Interests in the Debtors and specifies which Classes are (i) Impaired and Unimpaired under the Plan, (ii) entitled to vote to accept or reject the Plan in accordance with section 1126 of the Bankruptcy Code, and (iii) deemed to accept or reject the Plan. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Expense Claims, Priority Tax Claims, Fee Claims, and Cash Collateral Claims have not been classified. The classification of Claims and Interests set forth herein shall apply separately to each Debtor.

Class	Type of Claim or Interest	Impairment	Entitled to Vote
Class 1	Other Priority Claims	Unimpaired	No (Presumed to Accept)
Class 2	Other Secured Claims	Unimpaired	No (Presumed to Accept)
Class 3	Secured Notes Claims	Impaired	Yes
Class 4	Convertible Note Claims	Impaired	Yes
Class 5	General Unsecured Claims	Unimpaired	No (Presumed to Accept)
Class 6	Intercompany Claims	Impaired or Unimpaired	No (Presumed to Accept or Deemed to Reject)
Class 7	Interests	Impaired	No (Deemed to Reject)
Class 8	Subordinated Claims	Impaired	No (Deemed to Reject)

3.4            Special Provision Governing Unimpaired Claims.

Except as otherwise provided in the Plan, nothing under the Plan shall affect the rights of the Debtors or the Reorganized Debtors, as applicable, in respect of any Unimpaired Claims, including all rights in respect of legal and equitable defenses to, or setoffs or recoupments against, any such Unimpaired Claims.

3.5            Elimination of Vacant Classes.

Any Class that, as of the commencement of the Confirmation Hearing, does not have at least one holder of a Claim or Interest that is Allowed in an amount greater than zero for voting purposes shall be considered vacant, deemed eliminated from the Plan for purposes of voting to accept or reject the Plan, and disregarded for purposes of determining whether the Plan satisfies section 1129(a)(8) of the Bankruptcy Code with respect to such Class.

3.6            Voting; Presumptions; Solicitation.

(a)            Acceptance by Certain Impaired Classes. Only holders of Claims in Classes 3 and 4 are entitled to vote to accept or reject the Plan. An Impaired Class of Claims shall have accepted the Plan if (i) the holders of at least two-thirds (2/3) in amount of the Allowed Claims actually voting in such Class have voted to accept the Plan and (ii) the holders of more than one-half (1/2) in number of the Allowed Claims actually voting in such Class have voted to accept the Plan. Holders of Claims in Classes 3 and 4 shall receive ballots containing detailed voting instructions.

(b)            Presumed Acceptance by Unimpaired Classes. Holders of Claims in Classes 1, 2, 5, and 6 (if so treated) are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Accordingly, such holders are not entitled to vote to accept or reject the Plan.

(c)            Deemed Rejection by Certain Impaired Classes. Holders of Claims and Interests in Classes 6 (if so treated), 7, and 8 are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Accordingly, such holders are not entitled to vote to accept or reject the Plan.

3.7            Cramdown.

As to any Class deemed to reject the Plan, the Debtors shall seek confirmation of the Plan under section 1129(b) of the Bankruptcy Code. If a controversy arises as to whether any Claims or Interests, or any class of Claims or Interests, are impaired, the Bankruptcy Court shall, after notice and a hearing, determine such controversy on or before the Confirmation Date.

3.8            No Waiver.

Nothing contained in the Plan shall be construed to waive a Debtors’ or other Person’s right to object on any basis to any Claim.

ARTICLE IV	TREATMENT OF CLAIMS AND INTERESTS.

4.1            Class 1: Other Priority Claims.

(a)	Classification: Class 1 consists of Other Priority Claims.

(b)	Treatment: Except to the extent that a holder of an Allowed Other Priority Claim, together with the Debtors (and the Supporting Noteholder) or the Reorganized Debtors, as applicable, agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of, and in exchange for each Allowed Other Priority Claim, each such holder shall be paid, to the extent such Claim has not already been paid at the option of the Debtors (and the Supporting Noteholder) or the Reorganized Debtors, as applicable, (a) in full in Cash (or in kind as to benefits of continuing employees) on or as soon as reasonably practicable after (i) the Effective Date, (ii) the date on which such Other Priority Claim against the Debtor becomes Allowed, or (iii) such other date as may be ordered by the Bankruptcy Court, or (b) be Reinstated on the Effective Date.

(c)	Impairment and Voting: Allowed Other Priority Claims are Unimpaired. In accordance with section 1126(f) of the Bankruptcy Code, the holders of Allowed Other Priority Claims are conclusively presumed to accept the Plan and are not entitled to vote to accept or reject the Plan, and the votes of such holders shall not be solicited with respect to such Allowed Other Priority Claims.

4.2            Class 2: Other Secured Claims.

(a)	Classification: Class 2 consists of Other Secured Claims.

(b)	Treatment: Except to the extent that a holder of an Allowed Other Secured Claim, together with the Debtors (and the Supporting Noteholder) or the Reorganized Debtors, as applicable, agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of, and in exchange for each Allowed Other Secured Claim, at the option of the Debtors (and the Supporting Noteholder) or the Reorganized Debtors, as applicable, (i) such holder shall receive payment in Cash in an amount equal to such Allowed Other Secured Claim, payable on the later of the Effective Date and the date that is ten (10) Business Days after the date on which such Other Secured Claim becomes an Allowed Other Secured Claim, in each case, or as soon as reasonably practicable thereafter, (ii) such holder’s Allowed Other Secured Claim shall be Reinstated, (iii) the Debtors (with the consent of the Supporting Noteholder) or the Reorganized Debtors, as applicable, shall return to such holder its Collateral, or (iv) such other treatment so as to render such holder’s Allowed Other Secured Claim Unimpaired pursuant to section 1124 of the Bankruptcy Code.

(c)	Impairment and Voting: Allowed Other Secured Claims are Unimpaired. In accordance with section 1126(f) of the Bankruptcy Code, the holders of Allowed Other Secured Claims are conclusively presumed to accept the Plan and are not entitled to vote to accept or reject the Plan, and the votes of such holders shall not be solicited with respect to such Allowed Other Secured Claims.

4.3            Class 3: Secured Notes Claims.

(a)	Classification: Class 3 consists of Secured Notes Claims.

Allowance: The Secured Notes Claims are Allowed in an amount not less than $64,524,636.10 (sixty-four million, five hundred and twenty-four thousand, six hundred and thirty-six United States Dollars and ten cents), which Allowed Claims shall include principal, interest, fees, premiums, reasonable and documented fees, expenses, costs, and other charges of the Secured Notes Trustee and the Supporting Secured Noteholder or otherwise arising and payable under that certain Secured Notes Indenture.

(b)	Treatment: In full and final satisfaction, settlement, release, and discharge of, and in exchange for each Allowed Secured Notes Claim, on the Effective Date:

(i)	The $61,351,000 (sixty-one million, three hundred and fifty-one thousand United States Dollars) principal amount of the Secured Notes Claims shall at the option of the Debtors (and the Supporting Noteholder) or the Reorganized Debtors, as applicable be (a) paid in full in Cash from the proceeds of the Exit Facility or (b) exchanged dollar for dollar for new debt under the Exit Facility; and

(ii)	All unpaid prepayment premium, the applicable payment date fee, and accrued interest (collectively, in an amount not less than $3,173,636.10 (three million, one hundred seventy-three thousand, six hundred and thirty-six United States Dollars and ten cents)), plus interest, reasonable and documented fees, expenses, costs, and other charges of the Secured Notes Trustee and the Supporting Secured Noteholder arising and payable under that certain Secured Notes Indenture shall be paid in full in Cash by the Debtors on the Effective Date from the proceeds of the Exit Facility.

(c)	Impairment and Voting: The Secured Notes Claims are Impaired. Holders of Secured Notes Claims are entitled to vote on the Plan.

4.4            Class 4: Convertible Note Claims

(a)	Classification: Class 4 consists of Convertible Note Claims.

(b)	Allowance: The Convertible Note Claims are Allowed in an amount not less than $170,901,327.85 (one hundred and seventy million, nine hundred and one thousand three hundred and twenty seven United States Dollars and eighty five cents), plus interest, fees and expenses (including the Supporting Unsecured Noteholder’s and Convertible Note Trustee’s reasonable attorneys’ and other advisor fees and expenses).

(c)	Treatment: In full and final satisfaction, settlement, release, and discharge of, and in exchange for each Allowed Convertible Note Claims, on the Effective Date (i) the holder of the Convertible Note shall receive 100% of the Reorganized VIVUS Equity and (ii) any fees and expenses (including the Supporting Unsecured Noteholder’s and Convertible Note Trustee’s reasonable attorneys’ and other advisor fees and expenses) shall be paid in accordance with Section 2.5(b).

(d)	Impairment and Voting: The Convertible Note Claims are Impaired. Holders of Convertible Note Claims are entitled to vote on the Plan.

4.5            Class 5: General Unsecured Claims

(a)	Classification: Class 5 consists of General Unsecured Claims.

(b)	Treatment: Except to the extent that a holder of a General Unsecured Claim agrees to less favorable treatment with the Debtors (and the Supporting Noteholder) or the Reorganized Debtors, as applicable, in full and final satisfaction, settlement, release, and discharge of, and in exchange for each Allowed General Unsecured Claim, the Debtors shall continue to pay or dispute each Allowed General Unsecured Claim in the ordinary course of business after the Effective Date as if the Chapter 11 Cases had never been commenced.

(c)	Impairment and Voting: Allowed General Unsecured Claims are Unimpaired. In accordance with section 1126(f) of the Bankruptcy Code, the holders of Allowed General Unsecured Claims are conclusively presumed to accept the Plan and are not entitled to vote to accept or reject the Plan, and the votes of such holders shall not be solicited with respect to such Allowed General Unsecured Claims.

4.6            Class 6: Intercompany Claims

(a)	Classification: Class 6 consists of Intercompany Claims.

(b)	Treatment: Intercompany Claims shall be reinstated, cancelled, compromised, or provided such other treatment as determined by the Reorganized Debtors.

(c)	Impairment and Voting: Allowed Intercompany Claims are Impaired or Unimpaired. The holders of Allowed Intercompany Claims are either (i) deemed to reject the Plan pursuant to section 1126(g) of the Bankruptcy Code and are not entitled to vote to accept or reject the Plan or (ii) conclusively presumed to accept the Plan pursuant to section 1126(f) of the Bankruptcy Code and are not entitled to vote to accept or reject the Plan. The votes of such holders shall not be solicited with respect to such Allowed Intercompany Claims.

4.7            Class 7: Interests

(a)	Classification: Class 7 consists of Interests.

(b)	Treatment: All Interests shall be canceled and holders of Interests shall receive no distributions under the Plan on account of such Interests; provided, however, that holders of Existing Stock as of the Existing Stock Record Date may participate in the Existing Stock Settlement, if eligible, on the terms and conditions described in Section 5.3 of the Plan.

(c)	Impairment and Voting: Interests are Impaired. In accordance with section 1126(g) of the Bankruptcy Code, holders of Interests are deemed to reject the Plan and are not entitled to vote to accept or reject the Plan, and the votes of such holders shall not be solicited.

4.8            Class 8: Subordinated Claims.

(a)	Classification: Class 8 consists of Subordinated Claims.

(b)	Treatment: Subordinated Claims are subordinated to the level of Existing Stock pursuant to section 510(b) of the Bankruptcy Code and discharged under the Plan, and holders of Subordinated Claims shall receive no distributions under the Plan on account of such Claims.

(c)	Impairment and Voting: Subordinated Claims are Impaired. In accordance with section 1126(g) of the Bankruptcy Code, holders of Subordinated Claims are deemed to reject the Plan and are not entitled to vote to accept or reject the Plan, and the votes of such holders shall not be solicited.

ARTICLE V	MEANS FOR IMPLEMENTATION.

5.1            Separate Plans.

Notwithstanding the combination of separate plans of reorganization for the Debtors set forth in the Plan for purposes of economy and efficiency, the Plan constitutes a separate chapter 11 plan for each Debtor.

5.2            No Substantive Consolidation.

The Plan is being proposed as a joint plan of reorganization of the Debtors for administrative purposes only and constitutes a separate chapter 11 plan of reorganization for each Debtor. The Plan is not premised upon the substantive consolidation of the Debtors with respect to the Classes of Claims or Interests set forth in the Plan.

5.3            Compromise and Settlement of Claims, Interests, and Controversies.

(a)            Pursuant to section 363 and 1123(b)(2) of the Bankruptcy Code and Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided pursuant to the Plan, the provisions of the Plan shall constitute a good faith compromise of Claims, Interests, and controversies relating to the contractual, legal, equitable, and subordination rights that a creditor or an Interest holder may have with respect to any Claim or Interest or any distribution to be made on account of an Allowed Claim or Allowed Interest. The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the compromise or settlement of all such Claims, Interests, and controversies, as well as a finding by the Bankruptcy Court that such compromise or settlement is in the best interests of the Debtors, their Estates, and holders of such Claims and Interests, and is fair, equitable, and reasonable.

(b)            The settlement described below (the “Existing Stock Settlement”) is one of the compromises and settlements effectuated by this Plan pursuant to this Section 5.3:

(i)            If a holder of Existing Stock as of the Existing Stock Record Date satisfies the Existing Stock Settlement Conditions, such holder shall receive, in exchange for the surrender or cancellation of its Interests, discharge of any Subordinated Claims without distribution, and release by such holder of the Released Parties as provided in Section 10.7 of the Plan, its pro rata share of the Existing Stock Cash and a Contingent Value Right on a per share (of Existing Stock) basis. Any Person that acquires Existing Stock after the Existing Stock Record Date shall not be entitled to receive any consideration from the Debtors, the Reorganized Debtors, or any other Person under the Existing Stock Settlement;

(ii)            Any holder of Existing Stock that participates in the Existing Stock Settlement shall have assigned to the Reorganized Debtors any right or interest to recovery or payment on account of its Interests or Subordinated Claims other than as set forth in Section 5.3(b)(i); and

(iii)            In the event that a holder of Existing Stock fails to satisfy the Existing Stock Settlement Conditions at any time, such holder shall not be entitled to any consideration under the Existing Stock Settlement (i.e., no Contingent Value Right shall be issued to such holder and no other holder of Existing Stock may receive such Contingent Value Right, and such holder shall not receive its pro rata share of the Existing Stock Cash, with the total amount of the Existing Stock Cash reduced accordingly) and, if applicable, such holder shall immediately return and forfeit to the Reorganized Debtors all prior payment of Existing Stock Cash and any Contingent Value Right received shall be automatically cancelled and be void ab initio without further action by the Debtors or Reorganized Debtors.

(c)            The settlement described in Section 8.5 is one of the compromises and settlements effectuated by this Plan pursuant to this Section 5.3.

5.4            Subordinated Claims Bar Date.

Subordinated Claims must be filed and served on the Reorganized Debtors pursuant to the procedures specified in the Confirmation Order and the notice of entry of the Confirmation Order no later than the Subordinated Claims Bar Date.

HOLDERS OF SUBORDINATED CLAIMS THAT FILE AND SERVE A REQUEST FOR PAYMENT OF SUCH SUBORDINATED CLAIMS SHALL NOT BE ENTITLED TO ASSERT OR OBTAIN ANY RECOVERY OR PAYMENT UNDER THE PLAN, AND SUCH SUBORDINATED CLAIMS SHALL BE DISCHARGED. HOLDERS OF SUBORDINATED CLAIMS THAT DO NOT FILE AND SERVE A REQUEST FOR PAYMENT OF SUCH SUBORDINATED CLAIMS BY THE SUBORDINATED CLAIMS BAR DATE SHALL BE FOREVER BARRED, ESTOPPED, AND ENJOINED FROM ASSERTING OR OBTAINING ANY RECOVERY OR PAYMENT ON SUCH SUBORDINATED CLAIMS AGAINST THE DEBTORS, THE REORGANIZED DEBTORS, THE ESTATES, THE RELEASED PARTIES, OR THE ASSETS OR PROPERTY OF ANY OF THE FOREGOING, WHICH SUBORDINATED CLAIMS SHALL BE DISCHARGED AS OF THE EFFECTIVE DATE.

5.5            Continued Corporate Existence; Effectuating Documents; Further Transactions.

(a)            The Debtor corporate entities shall continue to exist after the Effective Date as Reorganized Debtors in accordance with the applicable laws of the respective jurisdictions in which they are incorporated or organized and pursuant to the New Corporate Governance Documents.

(b)            On or after the Effective Date, the Reorganized Debtors may, in their sole discretion, take such action as permitted by applicable law and the New Corporate Governance Documents, including those the Reorganized Debtors determine are reasonable and appropriate to effect any transaction described in, approved by, or necessary or appropriate to effectuate the Plan, including, without limitation, causing (i) a Reorganized Debtor to be merged into another Reorganized Debtor or an affiliate of a Reorganized Debtor, (ii) a Reorganized Debtor to be dissolved, (iii) the legal name of a Reorganized Debtor to be changed, or (iv) the closure of a Reorganized Debtor’s Chapter 11 Case on the Effective Date or any time thereafter, and such action and documents are deemed to require no further action or approval (other than any requisite filings required under the applicable state, provincial and federal or foreign law).

(c)            On the Effective Date or as soon thereafter as is reasonably practicable, the Reorganized Debtors may take all actions as may be necessary or appropriate to effect any transaction described in, approved by, or necessary or appropriate to effectuate the Plan, including (i) the execution and delivery of appropriate agreements or other documents of merger, consolidation, restructuring, conversion, disposition, transfer, dissolution, or liquidation containing terms that are consistent with the terms of the Plan and the Plan Documents and that satisfy the requirements of applicable law and any other terms to which the applicable entities may agree, (ii) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any Asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Plan and having other terms to which the applicable entities agree, (iii) the filing of appropriate certificates or articles of incorporation or formation and amendments thereto, reincorporation, merger, consolidation, conversion, or dissolution pursuant to applicable law, (iv) the Restructuring Transactions, and (v) all other actions (or inaction) that the applicable entities determine to be necessary or appropriate, including, without limitation, making filings or recordings that may be required by applicable law. Any action described in this Section 5.5 may be effective as of the Effective Date without any further action by any shareholder, director, manager, board, or member of the Debtors.

5.6            Plan Funding.

Plan Distributions shall be funded from the Debtors’ Cash on hand and proceeds of the Exit Facility, as applicable.

5.7            Cancellation of Existing Securities and Agreements.

(a)            Except for the purpose of evidencing a right to a distribution or other treatment under the Plan and except as otherwise set forth in the Plan, or in any Plan Document, on the Effective Date, all agreements, instruments, notes, certificates, indentures, mortgages, security documents, and other documents evidencing any Claims or Interests in Classes 2, 3, 4, 7, or 8 and any rights of any holder in respect thereof shall be deemed cancelled and of no force or effect and the obligations of the Debtors (and, therefore, the Reorganized Debtors) thereunder shall be deemed fully satisfied, released, and discharged; provided, however, that any agreement that governs the rights of the holder of a Claim or Interest shall, subject to the terms of the Plan, continue in effect solely for the purposes of allowing the Secured Notes Trustee, Convertible Note Trustee and Supporting Noteholder to (i) receive Plan distributions as set forth in this Plan, (ii) enforce any obligations owed to each of them and/or the Supporting Noteholder under the Plan and take any actions contemplated by the Plan, (iii) appear and have standing in the Chapter 11 Cases or any proceeding in which they are or may become a party, and (iv) appear and enforce any rights they may have against any parties other than Released Parties as provided for in the Plan. Except as set forth herein, the holders of or parties to such cancelled instruments, Securities, and other documentation shall have no rights arising from or related to such instruments, Securities, or other documentation or the cancellation thereof, except the rights provided for pursuant to the Plan.

(b)             Except as otherwise set forth in the Plan, the Secured Notes Trustee shall be released and discharged from all duties and responsibilities under the Secured Notes Indenture and the Convertible Note Trustee shall be released and discharged from all duties and responsibilities under the Convertible Note Indenture; provided that notwithstanding the releases in Article X of the Plan, entry of the Confirmation Order or the occurrence of the Effective Date, each of the Secured Notes Indenture or Convertible Note Indenture shall continue in effect to the extent necessary to: (i) enforce the rights, Claims, and interests of the Secured Notes Trustee or Convertible Note Trustee vis-a-vis any parties other than the Released Parties; (ii) enable the Secured Notes Trustee or Convertible Note Trustee, as applicable, to appear to be heard in the Chapter 11 Cases or in any proceedings in this Court or any other court; (iii) preserve any rights of the Secured Notes Trustee or Convertible Note Trustee to payment of fees and expenses from or on any money or property to be distributed in respect of the Secured Notes Claims or the Convertible Note Claims, as applicable, solely to the extent provided in the Plan, including permitting the Secured Notes Trustee or Convertible Note Trustee to maintain, enforce, and exercise a charging lien against such distributions; (iv) preserve any rights of the Secured Notes Trustee or Convertible Note Trustee to indemnification obligations under the Secured Notes Indenture or Convertible Note Indenture, as applicable; and (v) enforce any obligation owed to the Secured Notes Trustee or the Convertible Note Trustee under the Plan.

5.8            Cancellation of Certain Existing Security Interests.

Unless such Claims are satisfied by return of Collateral to the creditor, upon the Effective Date or promptly thereafter, the holder of any Other Secured Claim shall deliver to the Debtors or Reorganized Debtors, as applicable, any Collateral or other property of a Debtor held by such holder, together with any termination statements, instruments of satisfaction, releases, and/or other documents concerning all security interests with respect to its Other Secured Claim that may be reasonably required to terminate any related financing statements, mortgages, mechanics’ or other statutory Liens, lis pendens, or similar interests.

5.9            Officers and Boards of Directors.

(a)             On the Effective Date, the New Board shall consist of the number of directors as set forth in the Plan Supplement. The composition of the board of directors of Reorganized VIVUS, as applicable, shall be disclosed prior to the Confirmation Hearing in accordance with section 1129(a)(5) of the Bankruptcy Code and otherwise as required by applicable law, rule, or regulation. The New Board shall be selected by the Supporting Unsecured Noteholder; provided that one member of the New Board shall at all times be the chief executive officer of Reorganized VIVUS.

(b)             Except as otherwise provided in the Plan Supplement, the officers of the Debtors immediately before the Effective Date, as applicable, shall serve as the initial officers of the Reorganized Debtors on and after the Effective Date. After the Effective Date, the selection of officers of the Reorganized Debtors shall be as provided by their respective organizational documents.

(c)             Except to the extent that a member of the board of directors of the Debtors continues to serve as a director of the Reorganized Debtors on and after the Effective Date, the members of the board of directors of the Debtors prior to the Effective Date, in their capacities as such, shall have no continuing obligations or duties to the Reorganized Debtors, and shall be entitled to no compensation or benefits, on or after the Effective Date and each such director shall be deemed to have resigned or shall otherwise cease to be a director of the Debtors on the Effective Date. Commencing on the Effective Date, each of the directors of the Reorganized Debtors shall be elected and serve pursuant to the terms of the applicable organizational documents of the Reorganized Debtors and may be replaced or removed in accordance with such organizational documents.

5.10          Management Incentive Plan.

The existing management incentive program shall remain in place through VIVUS’ 2020 fiscal year on its current terms and conditions, modified solely to reflect payment of consideration on account of Interests in Cash as opposed to stock in the Reorganized Debtors, with the amount of such consideration determined by the Reorganized Debtors and their management team after the Effective Date. The existing management incentive program shall automatically terminate and be of no force or effect for any period of time after the end of VIVUS’ 2020 fiscal year. Within one hundred and twenty (120) days after the Effective Date, the Reorganized Debtors and their management team shall agree upon the terms of a new long-term management incentive plan for the Reorganized Debtors’ fiscal year 2021 and thereafter for the benefit of certain officers of Reorganized VIVUS, which new long-term management incentive plan shall include synthetic equity interests, but will not include any stock or options for stock in the Reorganized Debtors.

5.11          Authorization and Issuance of Reorganized VIVUS Equity.

On the Effective Date, the Reorganized Debtors are authorized to issue or cause to be issued and shall issue the Reorganized VIVUS Equity for distribution to the Supporting Unsecured Noteholder in accordance with the terms of the Plan without the need for any further corporate or shareholder action. All of the Reorganized VIVUS Equity issuable under the Plan, when so issued, shall be duly authorized, validly issued, fully paid, and non-assessable.

5.12          Exit Facility.

(a)             On the Effective Date, the Exit Facility Agreement shall be executed and delivered by the Reorganized Debtors substantially in the form contained in the Plan Supplement, and the Reorganized Debtors shall be authorized and directed to execute, deliver, and enter into such documents without further (i) notice to or order or other approval of the Bankruptcy Court, (ii) act or action under applicable law, regulation, order, or rule, (iii) vote, consent, authorization, or approval of any Person, or (iv) action by the holders of Claims or Interests. The Exit Facility Documents shall constitute legal, valid, binding, and authorized joint and several obligations of the applicable Reorganized Debtors, enforceable in accordance with their terms, and such obligations shall not be enjoined or subject to discharge, impairment, release, avoidance, recharacterization, or subordination (including equitable subordination) under applicable law, the Plan, or the Confirmation Order and shall not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any applicable non-bankruptcy law, the Plan, or the Confirmation Order. The financial accommodations to be extended pursuant to the Exit Facility Documents are reasonable and are being extended, and shall be deemed to have been extended, in good faith and for legitimate business purposes.

(b)             Confirmation of the Plan shall constitute (i) approval of the Exit Facility, and all transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred by the Reorganized Debtors in connection therewith, including the payment of all fees, indemnities, and expenses as and when due provided for by the Exit Facility Documents and (ii) authorization to enter into and perform under the Exit Facility Documents.

(c)             On the Effective Date, all Liens and security interests granted pursuant to, or in connection with the Exit Facility, (i) shall be approved hereby and shall, without the necessity of the execution, recordation, or filing of mortgages, security agreements, control agreements, pledge agreements, financing statements, or other similar documents, be valid, binding, fully perfected, fully enforceable first priority Liens (with first priority obligation of payment) on, and security interests in, the collateral described in the Exit Facility Agreement, and (ii) shall not be subject to discharge, impairment, release, avoidance, recharacterization, or subordination (including equitable subordination) for any purposes whatsoever and shall not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any applicable non-bankruptcy law, the Plan, or the Confirmation Order.

(d)             The Reorganized Debtors and the Exit Facility Lender are authorized to make all filings and recordings and to obtain all governmental approvals and consents necessary to establish and perfect such Liens and security interests under the provisions of the applicable state, provincial, territorial, federal, or other law (whether domestic or foreign) that would be applicable in the absence of the Plan and the Confirmation Order (it being understood that perfection shall occur automatically by virtue of the entry of the Confirmation Order without the need for any filings or recordings) and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties.

(e)             Notwithstanding anything to the contrary in this Plan, the Bankruptcy Court shall have no jurisdiction over any matters first arising and accruing under the Exit Facility Documents after the Effective Date.

5.13          Restructuring Transactions.

(a)             As soon as reasonably practicable, the Debtors or the Reorganized Debtors, as applicable, shall take all actions as may be necessary or appropriate to effectuate the Restructuring Transactions and Plan Documents, including (i) the execution and delivery of appropriate agreements or other documents of merger, amalgamation, consolidation, restructuring, conversion, disposition, transfer, arrangement, continuance, dissolution, cancellation, sale, purchase, or liquidation containing terms that are consistent with the terms of the Plan, (ii) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Plan, (iii) the filing of appropriate certificates or articles of incorporation, reincorporation, merger, consolidation, conversion, amalgamation, arrangement, continuance, cancellation, or dissolution pursuant to applicable foreign, state, territorial, provincial, or federal law, (iv) the execution and delivery of the Definitive Documents, (v) the issuance of Securities in accordance with the Plan, all of which shall be authorized and approved in all respects in each case without further action being required under applicable law, regulation, order, or rule, (vi) such other transactions that are necessary or appropriate to implement the Plan in a manner intended to satisfy section 382(l)(5) of the Tax Code, and (vii) all other actions that the applicable entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable law or the Exit Facility Documents, as applicable, to fully effectuate the Plan and the Plan Documents.

(b)             Each officer or member of the board of directors of the Debtors is authorized to issue, execute, deliver, file, or record such contracts, securities, instruments, releases, indentures, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and conditions of the Plan, the Plan Documents and the securities issued pursuant to the Plan in the name of and on behalf of the Debtors, all of which shall be authorized and approved in all respects, in each case, without the need for any approvals, authorization, consents, or any further action required under applicable law, regulation, order, or rule (including any action by the directors or managers of the Debtors) except for those expressly required pursuant to the Plan. Each officer or member of the board of directors of the Reorganized Debtors is authorized to issue, execute, deliver, file, or record such contracts, securities, instruments, releases, indentures, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and conditions of the Plan, the Plan Documents and the securities issued pursuant to the Plan in the name of and on behalf of the Reorganized Debtors, all of which shall be authorized and approved in all respects, in each case, without the need for any approvals, authorization, consents, or any further action required under applicable law, regulation, order, or rule (including any action by the directors or managers of the Debtors) except for those expressly required pursuant to the Plan.

(c)             Unless otherwise agreed, all matters provided for herein involving the corporate structure of the Debtors or Reorganized Debtors, or any corporate, limited liability company, or related action required by the Debtors or Reorganized Debtors in connection herewith shall be deemed to have occurred and shall be in effect as of the Effective Date, without any requirement of further action by the stockholders, members, board, or directors of the Debtors or Reorganized Debtors, and with like effect as though such action had been taken unanimously by the stockholders, members, directors, or officers, as applicable, of the Debtors or Reorganized Debtors.

5.14          Nonconsensual Confirmation.

The Debtors intend to undertake to have the Bankruptcy Court confirm the Plan under section 1129(b) of the Bankruptcy Code as to any Classes that are deemed to reject the Plan.

5.15          Notice of Effective Date.

As soon as practicable, but not later than three (3) Business Days following the Effective Date, the Debtors shall file a notice of the occurrence of the Effective Date with the Bankruptcy Court.

ARTICLE VI DISTRIBUTIONS.

6.1            Distributions Generally.

The Disbursing Agent shall make all distributions to the appropriate holders of Allowed Claims and holders of Interests, if applicable, in accordance with the terms of the Plan. Notwithstanding any provision of the Plan to the contrary, distributions to holders of Convertible Note Claims shall be made to or at the direction of the Convertible Note Trustee, which shall, to the extent directed, act as disbursing agent for distributions to the holders of Convertible Note Claims and may transfer such distributions by the Debtors (as applicable) to the holders of Convertible Note Claims as directed. Irrespective of how distributions in respect of the Convertible Note Claims are made, such distributions shall be subject in all respects to the right of the Convertible Note Trustee to assert the charging lien in Section 6.05 of the Convertible Note Indenture against such distributions if the obligations of payment owed to the Convertible Notes Trustee are not satisfied. Notwithstanding any provision of the Plan to the contrary, distributions to holders of Secured Note Claims shall be made to or at the direction of the Secured Note Trustee, which shall, to the extent directed, act as disbursing agent for distributions to the holders of Secured Note Claims and may transfer such distributions by the Debtors (as applicable) to the holders of Secured Note Claims as directed. Distributions in respect of the Secured Note Claims shall be subject in all respects to the right of the Secured Note Trustee to assert a charging lien, if any, against such distributions if the obligations of payment owed to the Secured Note Trustee are not satisfied.

6.2            Postpetition Interest on Claims.

No postpetition interest shall accrue or be paid on any Claim other than the Secured Notes Claims.

6.3            Date of Distributions.

Unless otherwise provided in the Plan, any distributions and deliveries due and payable under the Plan shall be made on the Effective Date or as soon as practicable thereafter; provided, however, that the Reorganized Debtors may implement periodic distribution dates to the extent they determine them to be appropriate.

Notwithstanding anything herein to the contrary, no distributions under the Existing Stock Settlement shall be due until fourteen (14) calendar days after the Subordinated Claims Bar Date.

6.4            Distribution Record Date.

(a)             As of the close of business on the Distribution Record Date, the various lists of holders of Claims or Interests in each Class, as maintained by the Debtors or their agents, shall be deemed closed, and there shall be no further changes in the record holders of any Claims or Interests after the Distribution Record Date. Neither the Debtors nor the Disbursing Agent shall have any obligation to recognize any transfer of a Claim or Interest occurring after the close of business on the Distribution Record Date. In addition, with respect to payment of any Cure Amounts or disputes over any Cure Amounts, neither the Debtors nor the Disbursing Agent shall have any obligation to recognize or deal with any party other than the non-Debtors party to the applicable executory contract or unexpired lease, even if such non-Debtors party has sold, assigned, or otherwise transferred its Claim for a Cure Amount.

(b)             Notwithstanding anything in the Plan to the contrary, in connection with any Plan Distribution to be effected through the facilities of DTC (whether by means of book entry exchange, free delivery, or otherwise), the Debtors and the Reorganized Debtors, as applicable, shall be entitled to recognize and deal for all necessary purposes under the Plan with the Supporting Unsecured Noteholder as the holder of Reorganized VIVUS Equity, acting on behalf of the Disbursing Agent for such purpose, to the extent consistent with the customary practices of DTC used in connection with such distributions. All Reorganized VIVUS Equity to be distributed under the Plan shall be issued in the names of the Supporting Unsecured Noteholder in accordance with DTC’s book entry exchange procedures and an original stock certificate therefor delivered to the Supporting Unsecured Noteholder on the Effective Date.

6.5            Distributions After Effective Date.

Distributions made after the Effective Date to holders of Claims that become Allowed Claims after the Effective Date shall be deemed to have been made on the Effective Date.

6.6            Disbursing Agent.

All distributions under the Plan shall be made by the Disbursing Agent on and after the Effective Date as provided herein. The Disbursing Agent shall have no liability for any Claims or Interests, its sole role being to process the Plan Distributions. The Disbursing Agent shall not be required to give any bond or surety or other security for the performance of its duties. The Reorganized Debtors shall use commercially reasonable efforts to provide the Disbursing Agent with the amounts of Claims and Interests and the identities and addresses of holders of Claims or Interests, in each case, as set forth in the Debtors or Reorganized Debtors’ books and records. The Debtors shall cooperate in good faith with the applicable Disbursing Agent to comply with the reporting and withholding requirements outlined in Section 6.16 of the Plan.

6.7            Delivery of Distributions.

Subject to Bankruptcy Rule 9010, the Disbursing Agent shall make all distributions to any holder of an Allowed Claim or Allowed Interest as and when required by the Plan at (i) the address of such holder on the books and records of the Debtors or their agents or (ii) at the address in any written notice of address change delivered to the Debtors or the Disbursing Agent, including any addresses included on any transfers of Claim or Interest filed pursuant to Bankruptcy Rule 3001. In the event that any distribution to any holder is returned as undeliverable, no distribution or payment to such holder shall be made unless and until the Disbursing Agent has been notified of the then-current address of such holder, at which time or as soon thereafter as reasonably practicable such distribution shall be made to such holder without interest.

6.8            Unclaimed Property.

(a)             On the earlier of (a) 60 days after the filing of a notice of unclaimed distributions, or (b) one year after the date that any distribution to a holder is returned as undeliverable, all distributions payable on account of an Allowed Claim or Allowed Interest shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code and shall revert to the Reorganized Debtors or their successors or assigns, and all Claims of any other Person (including the holder of a Claim or Interest in the same Class) to such distribution shall be discharged and forever barred. The Reorganized Debtors and the Disbursing Agent shall have no obligation to attempt to locate any holder of an Allowed Claim or Allowed Interest other than by reviewing the Debtors’ books and records and the Bankruptcy Court’s filings.

(b)             A distribution shall be deemed unclaimed if a distribution was returned or a holder has not (i) accepted a particular distribution or, in the case of distributions made by check, negotiated such check; (ii) given notice to the Distribution Agent of an intent to accept a particular distribution; (iii) responded to the Distribution Agent’s requests for information necessary to facilitate a particular distribution; or (iv) taken any other action necessary to facilitate such distribution.

6.9            Satisfaction of Claims.

Unless otherwise provided in the Plan, any distributions and deliveries to be made under the Plan on account of Allowed Claims or Allowed Interests shall be in complete and final satisfaction, settlement, and discharge of and exchange for such Allowed Claims or Allowed Interests.

6.10          Manner of Payment under Plan.

Except as specifically provided herein, at the option of the Debtors or the Reorganized Debtors, as applicable, any Cash payment to be made under the Plan may be made by a check or wire transfer or as otherwise required or provided in applicable agreements or customary practices of the Debtors.

6.11          Fractional Shares.

No fractional shares of Reorganized VIVUS Equity shall be distributed. When any distribution would otherwise result in the issuance of a number of shares of Reorganized VIVUS Equity that are not a whole number, the Reorganized VIVUS Equity subject to such distribution shall be rounded to the next higher or lower whole number as follows: (i) fractions equal to or greater than 1/2 shall be rounded to the next higher whole number, and (ii) fractions less than 1/2 shall be rounded to the next lower whole number. The total number of shares of Reorganized VIVUS Equity to be distributed on account of the Allowed Convertible Note Claims will be adjusted as necessary to account for the rounding provided for herein. No consideration will be provided in lieu of fractional shares that are rounded down. Neither the Reorganized Debtors nor the Disbursing Agent shall have any obligation to make a distribution that is less than one (1) share of Reorganized VIVUS Equity. Fractional shares of Reorganized VIVUS Equity that are not distributed in accordance with this Section shall be returned to, and ownership thereof shall vest in, the Reorganized Debtors.

6.12          No Distribution in Excess of Amount of Allowed Claim.

Notwithstanding anything to the contrary in the Plan, no holder of an Allowed Claim shall receive, on account of such Allowed Claim, Plan Distributions in excess of the Allowed amount of such Allowed Claim.

6.13          Exemptions from Applicable Securities Laws.

The solicitation of votes under the Plan was conducted in accordance with all relevant sections of the Securities Act. The issuance of and the distribution under this Plan of the Reorganized VIVUS Equity shall be exempt from and effected without registration under the Securities Act, and all rules and regulations promulgated thereunder, in reliance on section 1145 of the Bankruptcy Code and any relevant sections of the Securities Act. These Securities may be offered and/or resold without registration under the Securities Act pursuant to the exemption provided by section 4(a)(1) of the Securities Act, unless the holder is an “underwriter” with respect to such Securities, as that term is defined in section 1145(b) of the Bankruptcy Code and section 2(a)(11) of the Securities Act. In addition, such Securities issued in reliance on section 1145 of the Bankruptcy Code generally may be offered and/or resold without registration under state securities laws pursuant to various exemptions provided by the respective laws of the several states and territories of the United States.

6.14          Setoffs and Recoupments.

The Reorganized Debtors, or their designee, may, pursuant to section 553 of the Bankruptcy Code or applicable nonbankruptcy law, setoff or recoup against any Claim or Interest and any consideration to be provided pursuant to the Plan on account of such Claim or to a participant in the Existing Stock Settlement, any and all Claims, rights, defenses, and Causes of Action of any nature whatsoever that a Reorganized Debtor or its successors may hold against the holder of such Claim or Interest; provided, however, that neither the failure to effect a setoff or recoupment nor the allowance of any Claim or Interest hereunder shall constitute a waiver or release by a Reorganized Debtor or its successor of any Claims, rights, defenses or Causes of Action that a Reorganized Debtor or its successor or assign may possess against the holder of such Claim or Interest.

6.15          Rights and Powers of Disbursing Agent.

The Disbursing Agent shall be empowered to (i) effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties hereunder, (ii) process and send all applicable distributions or payments provided for under the Plan, (iii) employ professionals to represent it with respect to its responsibilities, and (iv) exercise such other powers as may be vested in the Disbursing Agent by order of the Bankruptcy Court (including any Final Order issued after the Effective Date) or pursuant to the Plan, or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions hereof.

6.16          Withholding and Reporting Requirements.

(a)             In connection with the Plan and all instruments issued in connection therewith and distributed thereon, the Debtors and the Disbursement Agent shall comply with all applicable withholding and reporting requirements imposed by any federal, state, or local taxing authority, and all distributions made under the Plan shall be subject to any such withholding or reporting requirements.  In the case of a non-Cash distribution that is subject to withholding, the distributing party may require a holder of an Allowed Claim or Allowed Interest to complete and return a Form W-8 or W-9, as applicable to each such holder, and any other applicable forms. If such form is requested and not submitted to the distributing party within 10 days of the request, the distributing party may, in its discretion, either (i) withhold an appropriate portion of such distributed property and sell such withheld property to generate Cash necessary to pay over the withholding tax or (ii) require the intended recipient of such distribution to provide the withholding agent with an amount of Cash sufficient to satisfy such withholding tax as a condition to receiving such distribution. If such form is requested and submitted to the distributing party within 10 days of the request, the distributing party may withhold an appropriate portion of such distributed property and sell such withheld property to generate Cash necessary to pay over the withholding tax; provided, however, that the distributing party shall first notify the intended recipient of such contemplated sale and offer the intended recipient a reasonable opportunity to provide sufficient Cash to satisfy such withholding tax in lieu of such sale.  The distributing party shall have the right not to make a distribution until its withholding obligation is satisfied pursuant to the preceding sentences.  If an intended recipient of a non-Cash distribution is required to provide or has agreed to provide the withholding agent with the Cash necessary to satisfy the withholding tax pursuant to this Section and such person fails to comply before the date that is 120 days after the request is made, the amount of such distribution shall irrevocably revert to the Reorganized Debtors and any Claim in respect of such distribution shall be discharged and forever barred from assertion against the Reorganized Debtors or their respective property.  Any amounts withheld pursuant to this Section 6.16 shall be deemed to have been distributed to and received by the applicable recipient for all purposes of the Plan. The distributing party may require a holder of an Allowed Claim or Allowed Interest to complete and return a Form W-8 or W-9, as applicable to each such holder, and any other applicable forms, prior to making any distribution.

(b)             Notwithstanding the above, each holder of an Allowed Claim or Allowed Interest that is to receive a distribution under the Plan shall have the sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed on such holder by any governmental unit, including income, withholding, and other tax obligations, on account of such Plan Distribution.

ARTICLE VII PROCEDURES FOR RESOLVING CLAIMS.

7.1            Disputed Claims Process.

Notwithstanding section 502(a) of the Bankruptcy Code, and except as otherwise set forth in the Plan, holders of Claims other than Administrative Expense Claims and Subordinated Claims need not file proofs of Claim with the Bankruptcy Court, and the Reorganized Debtors and holders of Claims shall determine, adjudicate, and resolve any disputes over the validity and amounts of such Claims as if the Chapter 11 Cases had not been commenced. The holders of Claims other than Administrative Expense Claims and Subordinated Claims shall not be subject to any claims resolution process in the Bankruptcy Court in connection with their Claims. Except for (i) proofs of Claim in respect of Administrative Expense Claims or Subordinated Claims and (ii) proofs of Claim that have been objected to by the Debtors before the Effective Date, upon the Effective Date, any filed Claim, regardless of the time of filing, and including Claims filed after the Effective Date, shall be deemed withdrawn without prejudice to the treatment of such Claim in the Plan. The Debtors and the Reorganized Debtors, as applicable, shall be permitted to seek the classification of any Claim as a Subordinated Claim or an Indemnification Claim by filing an objection to such Claim with the Bankruptcy Court and shall not be required to commence an adversary proceeding to effect such classification. From and after the Effective Date, the Reorganized Debtors may satisfy, dispute, settle, or otherwise compromise any Claim without approval of the Bankruptcy Court.

7.2            Objections to Claims.

Except insofar as a Claim is expressly Allowed in the Plan, the Debtors or the Reorganized Debtors, as applicable, shall exclusively be entitled to object to Claims. After the Effective Date, the Reorganized Debtors shall have and retain any and all rights and defenses that the Debtors had with regard to any Claim or Interest. Any objections to Claims shall be served and filed on or before the later of (i) one-hundred and eighty (180) days after the deadline for filing such Claim and (ii) such later date as may be fixed by the Bankruptcy Court. The expiration of such period shall not limit or affect the Debtors’ or the Reorganized Debtors’ rights to dispute Claims other than through an objection to a proof of Claim.

7.3            Resolution of Disputed Claims.

If any portion of a Claim is Disputed, such Claim shall not be an Allowed Claim. On and after the Effective Date, the Reorganized Debtors, as applicable, shall have the authority to compromise, settle, otherwise resolve, or withdraw any objections to Claims on behalf of the Debtors without approval of the Bankruptcy Court, other than with respect to Fee Claims. The Reorganized Debtors shall succeed to the rights and defenses of the Debtors to any such objections, which rights and defenses are fully preserved. All Subordinated Claims are Disputed Claims under the Plan.

7.4            Payment and Distributions with Respect to Disputed Claims.

Notwithstanding anything herein to the contrary, if any portion of a Claim is Disputed, no payment or distribution provided hereunder shall be made on account of such Claim unless and until such Disputed Claim becomes an Allowed Claim.

7.5          Amendments to Claims

On or after the Administrative Expense Claims Bar Date or Subordinated Claims Bar Date, as applicable, except as expressly provided in the Plan or the Confirmation Order, a Claim may not be filed or amended without the prior authorization of the Bankruptcy Court or the Reorganized Debtors. Absent such authorization, any new or amended Claim filed after the Administrative Expense Claims Bar Date or Subordinated Claims Bar Date, as applicable, shall be deemed disallowed in full and expunged without any further notice to or action, order, or approval of the Bankruptcy Court.

7.6          Distributions after Allowance.

After such time as a Disputed Claim becomes an Allowed Claim, the holder thereof shall be entitled to distributions, if any, to which such holder is then entitled as provided in this Plan, without interest. Such distributions shall be made as soon as practicable after the date that the order or judgment of the Bankruptcy Court allowing such Disputed Claim as an Allowed Claim becomes a Final Order; provided that an Allowed Subordinated Claim shall receive no distributions under the Plan.

7.7          Disallowance of Claims.

Except as to Claims in Class 3 or 4 or to the extent otherwise agreed to by the Debtors (and the Supporting Noteholder) or the Reorganized Debtors, as applicable, any Claims held by Entities from which property is recoverable under sections 542, 543, 550, or 553 of the Bankruptcy Code or that is a transferee of a transfer avoidable under section 522(f), 522(h), 544, 545, 547, 548, 549, or 724(a) of the Bankruptcy Code, as determined by a Final Order, shall be deemed disallowed pursuant to section 502(d) of the Bankruptcy Code. Holders of such Claims may not receive any distributions on account of such Claims until such time as all Causes of Action against that Person have been settled or a Final Order with respect thereto has been entered and all sums due, if any, to the Debtors by that Person have been turned over or paid to the Debtors or the Reorganized Debtors, as applicable.

7.8          Estimation of Claims.

The Debtors or the Reorganized Debtors, as applicable, may (i) determine, resolve, and otherwise adjudicate all contingent, unliquidated, and Disputed Claims in the Bankruptcy Court and (ii) at any time request that the Bankruptcy Court estimate any contingent, unliquidated, or Disputed Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether the Debtors previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection. The Bankruptcy Court will retain jurisdiction to estimate any Claim, including, without limitation, at any time during litigation concerning any objection to any Claim or during the pendency of any appeal relating to any such objection. In the event that the Bankruptcy Court estimates any contingent, unliquidated, or Disputed Claim, the amount so estimated shall constitute either the Allowed amount of such Claim or a maximum limitation on the amount of such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on the amount of such Claim, the Debtors or the Reorganized Debtors, as applicable, may pursue supplementary proceedings to object to the allowance of such Claim; provided that such limitation shall not apply to Claims requested by the Debtors to be estimated for voting purposes only.

7.9          No Distributions Pending Allowance.

If an objection, motion to estimate, or other challenge to a Claim is filed, no payment or distribution provided under the Plan shall be made on account of such Claim unless and until (and only to the extent that) such Claim becomes an Allowed Claim.

7.10        Claim Resolution Procedures Cumulative.

All of the objection, estimation, and resolution procedures in the Plan are intended to be cumulative and not exclusive of one another. Claims may be estimated and subsequently settled, compromised, withdrawn, or resolved in accordance with the Plan without further notice or Bankruptcy Court approval.

7.11        Interest.

To the extent that a Disputed Claim becomes an Allowed Claim after the Effective Date, the holder of such Claim shall not be entitled to any interest that accrued thereon from and after the Effective Date.

7.12        Insured or Otherwise Satisfied Claims.

If any portion of a Claim is an Insured Claim, no distributions under the Plan shall be made on account of such Claim until the holder of such Claim has exhausted all remedies with respect to any applicable insurance policies. To the extent that insurers or any non-Debtor agree to satisfy a Claim in whole or in part, then immediately upon such agreement, the holder of the Claim shall notify the Debtors or the Reorganized Debtors, as applicable, and the portion of such Claim so satisfied shall be expunged without an objection to such Claim having to be filed and without any further notice to or action, order or approval of the Bankruptcy Court.

ARTICLE VIII      EXECUTORY CONTRACTS AND UNEXPIRED LEASES.

8.1          General Treatment.

(a)           As of and subject to the occurrence of the Effective Date and the payment of any applicable Cure Amount, all executory contracts and unexpired leases to which any of the Debtors is a party to shall be assumed, unless such contract or lease (i) was previously assumed or rejected by the Debtors, (ii) previously expired or terminated pursuant to its own terms or by agreement of the parties thereto, (iii) is the subject of a motion to reject filed by the Debtors on or before the Effective Date, or (iv) is specifically designated as a contract or lease to be rejected on the Schedule of Rejected Contracts.

(b)           Subject to (i) Section 8.1(a) of the Plan, (ii) resolution of any disputes in accordance with Section 8.2 of the Plan with respect to the contracts or leases subject to such disputes, and (iii) the occurrence of the Effective Date, entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of the assumptions or rejections provided for in the Plan (and not provided for in any other motion or order) pursuant to sections 365(a) and 1123 of the Bankruptcy Code, which assumptions or rejections (including those listed on the Schedule of Rejected Contracts) of contracts or leases shall be effective as of the Effective Date. Each executory contract and unexpired lease assumed pursuant to the Plan shall vest in and be fully enforceable by the applicable Reorganized Debtors in accordance with its terms, except as modified by the provisions of the Plan or any Final Order of the Bankruptcy Court authorizing and providing for its assumption.

(c)          With respect to all executory contracts and unexpired leases that are assumed, any provision in any such agreement that:

(i)          prohibits, restricts, or conditions the assumption and/or assignment, or purports to prohibit, restrict, or condition the assumption and/or assignment (including any “change of control” provision) of such agreement or allows any party to such agreement to terminate, recapture, impose any penalty, condition renewal or extension, or modify any term or condition upon the assumption and/or assignment of such agreement constitutes an unenforceable anti-assignment and/or discrimination provision and is void and of no force and effect.

(ii)         provides for modification, breach, or termination, or deemed modification, breach, or termination on account of or related to any of the following: (A) the commencement or continuation of the Chapter 11 Cases, (B) the insolvency or financial condition of any of the Debtors at any time, (C) the Debtors’ assumption and/or assignment of such agreement, (D) a change of control or similar occurrence, or (E) the consummation of this Plan, the Plan Documents, or the Restructuring Transactions, such provision is modified so as not to entitle the non-Debtor party thereto to prohibit, restrict, or condition assumption and/or assignment, to modify, terminate, or declare a breach or default under such agreement, or to exercise any other breach- or default-related rights or remedies with respect thereto, including any provision that purports to allow the non-Debtor party thereto to terminate or recapture such agreement, impose any penalty thereunder, condition any renewal or extension thereof, impose any rent acceleration or assignment fee, or increase or otherwise impose any other fees or other charges in connection therewith.

(d)          All provisions referenced in Section 8.1(c) above constitute unenforceable discriminatory or anti-assignment provisions that are void and of no force and effect pursuant to sections 365(b), 365(e), 365(f), and 525 of the Bankruptcy Code. The consummation of the Plan and the implementation of the Restructuring Transactions is not intended to, and shall not, constitute a “change of control” or “change in control” under any lease, contract, or agreement to which a Debtor is a party, except as expressly set forth herein.

(e)           Upon the Debtors’ assumption of an executory contract or unexpired lease as of the Effective Date pursuant to this Plan, no default or other unperformed obligations of a Debtor arising on or prior to the Effective Date shall exist, and each non-Debtor party is forever barred, estopped, and permanently enjoined from (i) declaring a breach or default under such agreement for any act or omission occurring on or prior to the Effective Date, (ii) raising or asserting against the Debtors, the Estates or the Reorganized Debtors, or the Assets or property of any of them, any fee, default, termination, breach, Claim, Cause of Action, or condition arising under or related to the agreement based upon a fact or circumstance that occurred on or prior to the Effective Date, or (iii) taking any other action as a result of any Debtor’s financial condition, bankruptcy, or failure to perform any of its obligations under the agreement. Each non-Debtor party to such an agreement is also forever barred, estopped, and permanently enjoined from (y) asserting against the Debtors, the Estates or the Reorganized Debtors, or the Assets or property of any of them, any breach, default, Claim or Cause of Action arising out of any indemnity or other obligation or warranties for acts, omissions, or occurrences arising or existing on or prior to the Effective Date, or, against Reorganized Debtor, any counterclaim, setoff, or any other Claim or Cause of Action that was or could have been asserted or assertable against the Debtors or the Estates and (z) imposing or charging against Reorganized Debtors or their Affiliates any rent accelerations, assignment fees, increases, or any other fees or charges as a result of assumption of the agreement.

(f)            Any Person that may have had the right to consent to the assumption and/or assignment of an executory contract or unexpired lease has consented to such assumption and/or assignment for purposes of section 365 of the Bankruptcy Code if such Person failed to object timely to the assumption of such agreement, and the Reorganized Debtors have demonstrated adequate assurance of future performance with respect to such agreement pursuant to section 365 of the Bankruptcy Code.

8.2          Determination of Assumption and Cure Disputes; Deemed Consent.

(a)           Following the Petition Date, by no later than the date on which the Plan Supplement is filed, the Debtors shall have served a notice on parties to executory contracts and unexpired leases to be assumed reflecting the Debtors’ intention to assume such contracts or leases in connection with the Plan and indicating that Cure Amounts (if any) shall be determined in the Confirmation Order (subject to (c) below) and paid on the Effective Date or as soon as reasonably practicable thereafter. Any monetary amounts by which any executory contract or unexpired lease to be assumed under the Plan is in default shall be satisfied, under section 365(b)(1) of the Bankruptcy Code, by the Debtors upon assumption thereof.

(b)           To the extent a party to an executory contract or unexpired lease objects to the assumption of such executory contract or unexpired lease on any basis, including the Debtors’ satisfaction of the requirement under section 365(b)(1)(C) of the Bankruptcy Code to provide adequate assurance of future performance under the applicable executory contract or unexpired lease, such party must (i) file with the Bankruptcy Court a written objection that complies with the Bankruptcy Rules and the Local Rules of Bankruptcy Practice and Procedure of the United States Court for the District of Delaware and sets forth (x) the basis for such objection and specific grounds therefor, and (y) the name and contact information of the person authorized to resolve such objection, and (ii) serve the same on the Debtors’ counsel and the Supporting Noteholder Professionals, so that such objection is actually received no later than the deadline to object to the Plan.

(c)           If there is a dispute regarding (i) any Cure Amount, (ii) the ability of the Debtors to provide adequate assurance of future performance (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed, or (iii) any other matter pertaining to assumption, such dispute shall be resolved by a Final Order of the Bankruptcy Court (which may be the Confirmation Order) or as may be agreed upon by the Debtors (with the consent of the Supporting Noteholder) or the Reorganized Debtors, as applicable, and the counterparty to the executory contract or unexpired lease prior to such assumption being effective. Notwithstanding anything in the Plan, to the extent the dispute relates solely to any Cure Amount, the applicable Debtor (with the consent of the Supporting Noteholder) may choose to have the parties continue to perform the executory contract or unexpired lease pending the resolution of any such dispute and shall have the right to reject any executory contract or unexpired lease with the filing of a notice thereof not later than thirty (30) days after the entry of a Final Order resolving any such dispute without having assumed the contract or lease or any obligation to pay any Cure Amount; provided that the Debtor pays its undisputed obligations that become due and payable under such contract or lease for the period of continued performance.

(d)           For the avoidance of doubt, if the Debtors are unable to resolve an assumption dispute relating solely to the Cure Amount prior to the Confirmation Hearing, with the consent of the Supporting Noteholder such assumption dispute may be scheduled to be heard by the Bankruptcy Court after the Confirmation Hearing (an “Adjourned Cure Dispute”); provided that the Reorganized Debtors may settle any Adjourned Cure Dispute after the Effective Date without any further notice to any party or any action, order, or approval of the Bankruptcy Court.

(e)           Any counterparty to an executory contract or unexpired lease that fails to object timely to the notice of the proposed assumption of such executory contract or unexpired lease in accordance with the procedures set forth therein shall be deemed to have assented to such assumption and the proposed Cure Amount (and any consent required pursuant to section 365(c) of the Bankruptcy Code, applicable law, or otherwise shall be deemed to have been granted) and shall be forever barred, estopped, and enjoined from challenging the validity of such assumption or the Cure Amount thereafter.

(f)            Subject to resolution of any dispute regarding any Cure Amount, all Cure Amounts shall be satisfied by the Debtors, as the case may be, upon assumption of the underlying contracts and unexpired leases. Assumption of any executory contract or unexpired lease pursuant to the Plan, or otherwise, shall result in the full release and satisfaction of any Claims, breaches or defaults, subject to satisfaction of the Cure Amount, whether monetary or nonmonetary, including in respect of provisions restricting the change in control or ownership interest composition, concerning the filing or impact of a bankruptcy, concerning lack of consent, or otherwise arising under any assumed executory contract or unexpired lease at any time before or upon the effectiveness of the assumption. Any proofs of Claim filed with respect to an executory contract or unexpired lease that has been assumed or assigned shall be disallowed and expunged, without further notice to or action, order or approval of the Bankruptcy Court or any other Person, upon the assumption of such contract or unexpired lease.

8.3          Rejection Damages Claims.

Any counterparty to a contract or lease that is identified on the Schedule of Rejected Contracts or is otherwise rejected by the Debtors must file and serve a proof of Claim on the applicable Debtor that is party to the contract or lease to be rejected no later than thirty (30) days after the later of (i) the Effective Date or (ii) the effective date of rejection of such executory contract or unexpired lease.

8.4          Compensation and Benefit Plans.

Other than as set forth in Sections 5.10 and 8.5 of the Plan, unless otherwise modified prior to the Effective Date, all Employment Agreements, employment policies, and compensation and benefits plans, policies, and programs of the Debtors as of the Petition Date applicable to their respective employees or retirees (for the avoidance of doubt, not including directors), including all savings plans, retirement plans, healthcare plans, disability plans, incentive plans, and life and accidental death and dismemberment insurance plans are deemed to be, and shall be treated as, executory contracts under this Plan and, on the Effective Date, will be assumed pursuant to sections 365 and 1123 of the Bankruptcy Code.

8.5          Insurance Policies; Indemnification Claims.

(a)           Subject to Section 8.5(b), all insurance policies to which any Debtor is a party shall continue in full force and effect through the Effective Date in accordance with their respective terms and conditions and shall be assumed in accordance with section 365 of the Bankruptcy Code.

(b)           Notwithstanding anything herein to the contrary, and in lieu of any other treatment under the Plan, holders of Indemnification Claims hereby agree to settle and resolve any and all Indemnification Claims pursuant to Section 5.3 as follows:

(i)	Indemnification Claims are discharged under the Plan, and shall receive no distributions under the Plan; provided, however, that (i) current and former officers, directors, agents, employees, and/or any other named insured shall continue to have any rights and benefits under the D&O Insurance and D&O Tail with respect to coverage and payment by the applicable insurance company, and (ii) the Reorganized Debtors shall pay the deductible or self-insured retention under any D&O Insurance or D&O Tail in connection with any Indemnification Claim.

(ii)	The Debtors, their Estates, any other named insured, and the Reorganized Debtors shall have no obligation to renew, place, pay for, or extend any directors’ and officers’ insurance, or similar insurance, in effect or purchased as of the Petition Date.

(iii)	Subject to clauses (i) and (ii), on and after the Effective Date, the Reorganized Debtors shall not terminate or otherwise reduce the coverage under the D&O Insurance or D&O Tail, and all members, managers, directors, and officers who served in such capacity at any time before the Effective Date shall be entitled to the full benefits of any such policy for the full term of such policy regardless of whether such members, managers, directors, and/or officers remain in such positions after the Effective Date, in each case, to the extent set forth in such policies.

(iv)	All holders of Indemnification Claims are deemed to have granted, and deemed to have not opted out of, the releases in Section 10.7(b) of the Plan; provided, however, that the releases by such holders shall exclude: (i) the insurers under the director and officer insurance policies with respect to coverage available for such Indemnification Claim, as well as (ii) any holder of a Claim or Interest that opts out of the releases in Section 10.7(b) of the Plan and asserts a Cause of Action against a holder of an Indemnification Claim.

(v)	(1) Any contract or agreement with a Person that serves as a director of a Debtor (other than the Chief Executive Officer of VIVUS, Inc.) at any time between the Petition Date and the Effective Date shall be and is deemed terminated without liability or obligation as of the Effective Date, (2) any contract or agreement with a Person that, as of the Effective Date, is a (y) former officer of a Debtor or (z) former director of a Debtor, but did not serve as an officer or director of a Debtor at any time between the Petition Date and the Effective Date, shall be and is deemed amended to comport with the terms of this Section 8.5 as of the Effective Date, and (3) any (y) Employment Agreement or (z) other contract or agreement with a Person that serves as an officer of a Debtor at any time between the Petition Date and the Effective Date shall be and is deemed amended to comport with the terms of this Section 8.5 as of the Effective Date notwithstanding assumption thereof (if any).

8.6          Modifications, Amendments, Supplements, Restatements, or Other Agreements.

Unless otherwise provided herein or by separate order of the Bankruptcy Court, each executory contract and unexpired lease that is assumed shall include any and all written and binding modifications, amendments, supplements, restatements, or other agreements with respect to such executory contract or unexpired lease, without regard to whether such agreement, instruments, or other document is listed in any notices of assumed contracts.

8.7          Reservation of Rights.

(a)           Neither the exclusion nor the inclusion by the Debtors of any contract or lease on any exhibit, schedule, or other annex to the Plan or in the Plan Supplement, nor anything contained in the Plan, shall constitute an admission by the Debtors that any such contract or lease is or is not an executory contract or unexpired lease or that the Debtors or the Reorganized Debtors or their respective affiliates has any liability thereunder.

(b)           Except as explicitly provided in the Plan, nothing in the Plan shall waive, excuse, limit, diminish, or otherwise alter any of the defenses, Claims, Causes of Action, or other rights of the Debtors or the Reorganized Debtors under any executory or non-executory contract or unexpired or expired lease, each of which is expressly reserved and preserved.

(c)           Nothing in the Plan shall increase, augment, or add to any of the duties, obligations, responsibilities, or liabilities (if any) of the Debtors or the Reorganized Debtors, as applicable, under any executory or non-executory contract or unexpired or expired lease.

(d)           If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of its assumption under the Plan, the Debtors or Reorganized Debtors, as applicable, shall have thirty (30) days following entry of a Final Order resolving such dispute to alter their treatment of such contract or lease without liability (for Cure Amounts or otherwise).

ARTICLE IX         CONDITIONS PRECEDENT TO OCCURRENCE OF EFFECTIVE DATE.

9.1          Conditions Precedent to Entry of the Confirmation Order.

The entry of the Confirmation Order shall not occur unless all of the following conditions precedent have been satisfied:

(a)           The Debtors shall not have breached, defaulted upon (and failed to cure, if applicable) or failed to satisfy any of their obligations within any applicable grace period, including, without limitation, under the Restructuring Support Agreement (including the “Milestones” therein), Plan, Plan Documents, or Cash Collateral Orders as to each without the consent or express waiver in writing of the Supporting Noteholder;

(b)           (i) Since January 1, 2013, there shall have been no “ownership change” of the Debtors (within the meaning of section 382 of the Tax Code), other than any ownership change resulting from any action taken by or caused by the Supporting Noteholder or any Affiliate thereof on or after April 4, 2020, and (ii) since January 1, 2020, each of the Debtors shall not have (x) amended any of its income tax returns, (y) filed any income tax return in a manner inconsistent with past practice (unless otherwise required by law) or (z) disposed of any of its assets (or otherwise recognized income or gain) outside the ordinary course of business (other than as a result of or as contemplated by the Restructuring Transactions, the Restructuring Support Agreement, or the Plan), in each case to the extent such action would impair the value or availability for use of the Debtors’ Tax Attributes; and

(c)           The Fee Escrow Account shall have been formed.

9.2          Conditions Precedent to Effective Date.

The Effective Date shall not occur unless all of the following conditions precedent have been satisfied:

(a)           The Debtors shall not have breached, defaulted upon (and failed to cure, if applicable) or failed to satisfy any of their obligations within any applicable grace period, including, without limitation, under the Restructuring Support Agreement (including the “Milestones” therein), Plan, Plan Documents, or the Cash Collateral Orders as to each without the consent or express waiver in writing of the Supporting Noteholder;

(b)           (i) Since January 1, 2013, there shall have been no “ownership change” of the Debtors (within the meaning of section 382 of the Tax Code), other than any ownership change resulting from any action taken by or caused by the Supporting Noteholder or any Affiliate thereof on or after April 4, 2020, and (ii) since January 1, 2020, each of the Debtors shall not have (x) amended any of its income tax returns, (y) filed any income tax return in a manner inconsistent with past practice (unless otherwise required by law) or (z) disposed of any of its assets (or otherwise recognized income or gain) outside the ordinary course of business (other than as a result of or as contemplated by the Restructuring Transactions, the Restructuring Support Agreement, or the Plan), in each case to the extent such action would impair the value or availability for use of the Debtors’ Tax Attributes, and in furtherance of the foregoing, the Debtors shall provide the Supporting Noteholder three (3) Business Days prior to the Effective Date, an officer’s certificate (a) attaching an updated Ownership Change Analysis, based on facts known to the Debtors at such time, prepared by a “Big 4” accounting firm confirming that as of a date that is no more than seven (7) days before the date of delivery no ownership change of the Debtors pursuant to section 382 of the Tax Code on or after January 1, 2013 has occurred, and (b) confirming that the Debtors have not (x) taken any Tax Action, or (y) placed, amended, or supplemented any insurance policy other than ordinary course renewals of insurance policies (excluding directors’ and officer’s insurance) on the same terms as existed prior to the Petition Date and placement of the D&O Tail;

(c)           The Exit Facility shall have closed and funded on the terms of the Exit Facility Documents;

(d)           The Fee Escrow Account shall have been funded;

(e)           The amounts payable under Section 2.5(b) shall have been paid in full; and

(f)            The Plan and Confirmation Order shall (1) not be stayed and no material adverse conditions shall have been imposed on the transactions contemplated by the Definitive Documents, (2) not have been amended of modified in a manner not permitted by the Restructuring Support Agreement absent the Supporting Noteholder’s prior written consent, and (3) have approved the Existing Stock Settlement and settlement of Indemnification Claims as provided for in Sections 5.3 and/or 8.5.

9.3          Waiver of Conditions Precedent.

(a)           Each of the conditions precedent to the occurrence of the entry of the Confirmation Order or the Effective Date may not be waived, in whole or in part, without the express, prior written consent of the Debtors and the Supporting Noteholder, each in its sole discretion; provided that waiver of the condition precedent in Section 9.2(e) shall require the consent of the affected payee. If any such condition precedent is waived pursuant to this Section and the Effective Date occurs, each party agreeing to waive such condition precedent shall be estopped from withdrawing such waiver after the Effective Date or otherwise challenging the occurrence of the Effective Date on the basis that such condition was not satisfied. The waiver of such condition precedent shall benefit from the “equitable mootness” doctrine, and the occurrence of the Effective Date shall foreclose any ability to challenge the Plan in any court. If the Plan is confirmed for fewer than all of the Debtors, the Debtors for whom the Plan was confirmed may seek the written consent of the Supporting Noteholder to only satisfy the conditions applicable to the Debtors for which the Plan was confirmed and, if granted, consummate the Plan only as to those Debtors on the Effective Date.

(b)           Except as otherwise provided herein, all actions required to be taken on the Effective Date shall take place and shall be deemed to have occurred simultaneously and no such action shall be deemed to have occurred prior to the taking of any other such action.

(c)           The stay of the Confirmation Order pursuant to Bankruptcy Rule 3020(e) shall be deemed waived by and upon the entry of the Confirmation Order, and the Confirmation Order shall take effect immediately upon its entry.

9.4           Effect of Failure of a Condition to the Effective Date.

If the conditions listed in Section 9.2 of the Plan are not satisfied or waived in accordance with Section 9.3 of the Plan on or before August 21, 2020 or by such later date acceptable to the Supporting Noteholder and set forth by the Debtors in a notice filed with the Bankruptcy Court prior to the expiration of such period, the Plan shall be null and void in all respects and nothing contained in the Plan or the Disclosure Statement shall (i) constitute a waiver or release of any Claims by or against or any Interests in the Debtors, (ii) prejudice in any manner the rights of any Person, or (iii) constitute an admission, acknowledgement, offer, or undertaking by the Debtors, the Supporting Noteholder, or any other Person.

9.5           Effect of Effective Date.

The occurrence of the Effective Date shall constitute substantial consummation of the Plan in accordance with section 1101(2) of the Bankruptcy Code.

ARTICLE X          EFFECT OF CONFIRMATION.

10.1        Binding Effect.

Subject to the occurrence of the Effective Date, on and after the entry of the Confirmation Order, the provisions of the Plan shall bind every holder of a Claim against or Interest in the Debtors and inure to the benefit of and be binding on such holder’s respective successors and assigns, regardless of whether any such holders (i) were Impaired or Unimpaired under the Plan, (ii) were deemed to accept or reject the Plan, (iii) failed to vote to accept or reject the Plan, (iv) voted to reject the Plan, (v) participated in the Existing Stock Settlement or (v) received any distribution under the Plan.

10.2        Vesting of Assets.

Except as otherwise provided in the Plan or any Plan Document, including the Exit Facility Agreement, on and after the Effective Date, pursuant to sections 1141(b) and (c) of the Bankruptcy Code, all Assets of the Debtors or their Estates, including all Claims, rights, defenses, and Causes of Action and any property or assets acquired by the Debtors under or in connection with the Plan, shall vest in each respective Reorganized Debtor free and clear of all Claims, Causes of Action against the Debtors or their Estates, Liens, encumbrances, charges, and other interests (including Interests) of any and every type, kind, or nature whatsoever. Subject to the terms of the Plan, on and after the Effective Date, the Reorganized Debtors may take any action, including the operation of their businesses, and may use, acquire, and dispose of property and prosecute, compromise, or settle any Claims (including any Administrative Expense Claims) and Causes of Action without supervision of or approval by the Bankruptcy Court and free and clear of any restrictions of the Bankruptcy Code or the Bankruptcy Rules other than restrictions expressly imposed by the Plan or the Confirmation Order. Without limiting the foregoing, the Reorganized Debtors may pay the charges that they incur on or after the Effective Date for the Debtors’ Professional Persons’ fees, disbursements, expenses, or related support services without application to the Bankruptcy Court.

10.3            Discharge of Claims Against and Interests in Debtors.

Upon the Effective Date and in consideration of the distributions to be made under the Plan, except as otherwise expressly provided in the Plan, the Plan Documents or in the Confirmation Order, each holder (as well as any trustee or agents on behalf of each holder) of a Claim or Interest and any Affiliate of such holder shall be deemed to have forever waived, released, and discharged the Debtors, to the fullest extent permitted by section 1141 of the Bankruptcy Code, of and from any and all Claims, Liens, interests (including Interests), rights, and liabilities that arose prior to or on the Effective Date. Except as otherwise expressly provided in the Plan, the Plan Documents or in the Confirmation Order, upon the Effective Date, all such holders of Claims, Liens, interests (including Interests), rights, and liabilities and their Affiliates shall be forever precluded and enjoined, pursuant to sections 105, 524, and 1141 of the Bankruptcy Code, from prosecuting or asserting any such Claim, Lien, interest (including Interests), right, or liability in or against the Estates, Debtors or Reorganized Debtors or any of their Assets or property, whether or not such holder has filed a proof of claim and whether or not the facts or legal bases thereof were known or existed prior to or on the Effective Date.

10.4            Pre-Confirmation Injunctions and Stays.

Unless otherwise provided in the Plan or a Final Order of the Bankruptcy Court, all injunctions and stays arising under or entered during the Chapter 11 Cases, whether under sections 105 or 362 of the Bankruptcy Code or otherwise, and in existence on the date of entry of the Confirmation Order, shall remain in full force and effect until the later of the Effective Date and the date indicated in the order providing for such injunction or stay.

10.5            Injunction against Interference with Plan.

Upon the entry of the Confirmation Order, all holders of Claims or Interests and all other parties in interest, along with their respective present and former Affiliates, employees, agents, officers, directors, and principals, shall be enjoined from taking any action to interfere with the implementation or the occurrence of the Effective Date; provided, however, that the Supporting Noteholder, Secured Notes Trustee, Convertible Notes Trustee and Exit Lender’s rights and defenses in respect or arising out of the Restructuring Support Agreement, Cash Collateral Orders, Plan, Plan Documents and the conditions precedent to the Effective Date shall be unaffected hereby.

10.6            Plan Injunction.

(a)                Except as otherwise provided in the Plan, the Plan Documents, or the Confirmation Order, upon the entry of the Confirmation Order, but subject to the occurrence of the Effective Date, all Persons who have held, hold, or may hold Claims against or Interests in any of the Debtors and all other parties in interest, along with their respective present or former employees, agents, officers, directors, principals, and Affiliates, are thereafter permanently enjoined from (i) commencing, conducting, or continuing in any manner, directly or indirectly, any suit, action, or other proceeding of any kind (including any proceeding in a judicial, arbitral, administrative, or other forum) against or affecting, directly or indirectly, a Debtor, a Reorganized Debtor, or an Estate or the property or assets of any of the foregoing, or any direct or indirect transferee of any property or assets of, or direct or indirect successor in interest to, any of the foregoing Persons mentioned in this subsection (i) or any property or assets of any such transferee or successor, (ii) enforcing, levying, attaching (including any prejudgment attachment), collecting, or otherwise recovering in any manner or by any means, whether directly or indirectly, any judgment, award, decree, or order against a Debtor, a Reorganized Debtor, or an Estate or its property or assets, or any direct or indirect transferee of any property or assets of, or direct or indirect successor in interest to, any of the foregoing Persons mentioned in this subsection (ii) or any property or assets of any such transferee or successor, (iii) creating, perfecting, or otherwise enforcing in any manner, directly or indirectly, any encumbrance of any kind against a Debtor, a Reorganized Debtor, or an Estate or any of its property or assets, or any direct or indirect transferee of any property or assets of, or successor in interest to, any of the foregoing Persons mentioned in this subsection (iii) or any property or assets of any such transferee or successor, (iv) acting or proceeding in any manner, in any place whatsoever, that does not conform to or comply with the provisions of the Plan, and the Plan Documents, to the full extent permitted by applicable law, and (v) commencing or continuing, in any manner or in any place, any action that does not comply with or is inconsistent with the provisions of the Plan and the Plan Documents; provided, however, that the Supporting Noteholder, Secured Notes Trustee, Convertible Notes Trustee and Exit Lender’s rights and defenses in respect or arising out of the Restructuring Support Agreement, Cash Collateral Orders, Plan, Plan Documents and the conditions precedent to the Effective Date shall be unaffected hereby.

(b)                By accepting consideration or distributions pursuant to the Plan, each holder of a Claim or the holder of an Interest shall be deemed to have affirmatively and specifically consented to be bound by the Plan, including the injunctions set forth in Section 10.6 of the Plan.

10.7             Releases.

(a)                Releases by Debtors.

As of the Effective Date and to the maximum extent permitted by law, except as expressly provided in the Plan and the Plan Documents, for good and valuable consideration, the adequacy of which is hereby confirmed, including the service of the Released Parties to facilitate the reorganization of the Debtors and the implementation of the Restructuring Transactions, on and after the Effective Date, the Released Parties shall be conclusively, absolutely, unconditionally, irrevocably, and forever released and discharged by the Debtors, the Reorganized Debtors, and the Debtors’ Estates, in each case on behalf of themselves and their respective successors, permitted assigns, and representatives (solely in such capacity) and any and all other Persons or entities that may purport to assert any Causes of Action derivatively (solely as to such derivative Causes of Action), by or through the foregoing Persons or entities, from any and all Claims, interests (including Interests), obligations, suits, judgments, damages, demands, debts, rights, Causes of Action, Liens, losses, remedies, contributions, indemnities, costs, or liabilities whatsoever, including any derivative Claims or Causes of Action, asserted or assertable on behalf of the Debtors, the Reorganized Debtors, or the Debtors’ Estates, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, existing or arising, in law, equity, contract, tort, or otherwise, by statute, violations of federal, state, provincial, foreign, or territorial securities laws, or otherwise that the Debtors, the Reorganized Debtors, or the Debtors’ Estates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of a Claim or Interest or other Person or entity, based on or relating to, or in any manner arising from, in whole or in part, the Debtors, their Chapter 11 Cases, the purchase, sale, issuance, cancellation or rescission of the purchase or sale of any Security of the Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between the Debtors and any Released Party, the restructuring of Claims and Interests before or during the Debtors’ Chapter 11 Cases, the Restructuring Transactions, the Cash Collateral Orders, the Exit Facility, the negotiation, formulation, preparation or consummation of the Plan (including the Plan Supplement), the Plan Documents, the Restructuring Support Agreement and any exhibits or documents relating thereto, or the solicitation of votes with respect to the Plan, in all cases based upon any act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date; provided that Claims or Causes of Action arising out of or related to any act or omission of a Released Party that is a criminal act or constitutes intentional fraud, gross negligence, recklessness, or willful misconduct as determined by a Final Order shall not be released. Notwithstanding the foregoing, the Debtors’ right to object to or seek the subordination of any Claim under section 510(b) of the Bankruptcy Code shall not be released, and the Reorganized Debtors shall succeed thereto.

(b)            Releases by Releasing Parties.

As of the Effective Date and to the maximum extent permitted by law, except as expressly provided in the Plan and the Plan Documents, for good and valuable consideration, the adequacy of which is hereby confirmed, including the service and contribution of the Released Parties to facilitate the reorganization of the Debtors and the implementation of the Restructuring Transactions, on and after the Effective Date, the Released Parties shall be conclusively, absolutely, unconditionally, irrevocably and forever released and discharged by the Releasing Parties from any and all Claims, interests (including Interests), obligations, suits, judgments, damages, demands, debts, rights, Causes of Action, Liens, remedies, losses, contributions, indemnities, costs, and liabilities whatsoever, including any derivative Claims, such as those asserted or assertable on behalf of the Debtors, the Reorganized Debtors, or the Debtors’ Estates, whether known or unknown, foreseen or unforeseen, liquidated or unliquidated, fixed or contingent, matured or unmatured, asserted or unasserted, accrued or unaccrued, existing or hereinafter arising, whether in law, equity, contract, tort, or otherwise, by statute, violations of federal, state, provincial, foreign, or territorial securities law, or otherwise that such Releasing Parties or their Affiliates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any Claim or Interest or other Person or entity, based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Reorganized Debtors, or the Debtors’ Estates, their Chapter 11 Cases, the purchase, sale, issuance, cancellation or rescission of the purchase or sale of any Security of the Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements or interactions between the Debtors and any Released Party, the Restructuring Transactions, the restructuring of any Claim or Interest before or during the Debtors’ Chapter 11 Cases, the Cash Collateral Orders, the Exit Facility, the Restructuring Support Agreement, the Plan Documents and related agreements, instruments, and other documents, and the negotiation, formulation, preparation, or implementation thereof, the solicitation of votes with respect to the Plan, or any other act or omission, or any other relief obtained by the Debtors in their Chapter 11 Cases, in all cases based upon any act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date; provided that, solely to the extent not inconsistent with Section 10.3, Claims or Causes of Action arising out of or related to any act or omission of a Released Party that is a criminal act or constitutes intentional fraud, gross negligence, recklessness, or willful misconduct as determined by a Final Order shall not be released; provided, further, that any Interest or Subordinated Claim holder that participates in the Existing Stock Settlement shall have provided releases notwithstanding (and shall not be entitled to rely upon) the prior proviso.

10.8            Exculpation.

As of the Effective Date and to the maximum extent permitted by law, except as expressly provided in the Plan and the Plan Documents, for good and valuable consideration, the adequacy of which is hereby confirmed, no Exculpated Party shall have or incur, and each Exculpated Party is hereby exculpated from, any Claim, interest (including any Interest), obligation, suit, judgment, damage, demand, debt, right, Cause of Action, Lien, loss, remedy, contributions, indemnities, costs, or liability to the extent discharged in Section 10.3 or released in the “Releases by Debtors” and “Releases by Releasing Parties” immediately above, based on or relating to, or in any manner arising from, in whole or in part, the administration of the Debtors’ Chapter 11 Cases, the negotiation and pursuit of the Cash Collateral Orders, the Exit Facility, the Disclosure Statement, the Restructuring Support Agreement, the Restructuring Transactions, and the Plan (including the Plan Documents), or the solicitation of votes for, or confirmation of, the Plan, the funding of the Plan, the occurrence of the Effective Date, the administration of the Plan or the property to be distributed under the Plan, the cancellation or issuance of Securities under or in connection with the Plan, or the transactions in furtherance of any of the foregoing, other than Claims or Causes of Action that are not released or discharged under the Plan and arising out of or related to any act or omission of an Exculpated Party that is a criminal act or constitutes intentional fraud, gross negligence, recklessness or willful misconduct as determined by a Final Order, but such Persons or entities shall be entitled to assert the defense that it reasonably relied upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan. The Exculpated Parties have acted in compliance with the applicable provisions of the Bankruptcy Code with regard to the solicitation and distribution of Securities pursuant to the Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan, including the issuance of Securities thereunder. This exculpation shall be in addition to, and not in limitation of, all other discharges, releases, indemnities, exculpations, and any other applicable law or rules protecting such Exculpated Parties from liability.

10.9            Injunction Related to Releases and Exculpation.

The Confirmation Order shall permanently enjoin the commencement or prosecution by any Person or entity, whether directly, derivatively, or otherwise, of any Claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action, losses, or liabilities released, discharged, or exculpated pursuant to the Plan on and after the Effective Date, including, without limitation, the Claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action, and liabilities discharged, released or exculpated in the Plan on the Effective Date.

10.10          Subordinated Claims.

The allowance, classification, and treatment of all Allowed Claims and Allowed Interests and the respective distributions and treatments thereof under the Plan take into account and conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, including rights of payment under the absolute priority rule, whether arising under general principles of equitable subordination, sections 510(a), 510(b), or 510(c) of the Bankruptcy Code, or otherwise. Pursuant to section 510 of the Bankruptcy Code, the Debtors reserve the right to subordinate and reclassify any Allowed Claim or Allowed Interest in accordance with any contractual, legal, or equitable subordination relating thereto.

10.11          Retention of Causes of Action and Reservation of Rights.

Except as otherwise expressly provided in the Plan, including Sections 10.7(a) and 10.9, nothing contained in the Plan or the Confirmation Order shall be deemed to be a waiver or relinquishment of any rights, Claims, Causes of Action, rights of setoff or recoupment, or other legal or equitable defenses that the Debtors or the Estates had immediately prior to the Effective Date in accordance with any provision of the Bankruptcy Code or any applicable nonbankruptcy law, including any affirmative Claims or Causes of Action against any Person with a relationship with the Debtors, each of which is expressly reserved and preserved. The Reorganized Debtors shall succeed to and have, retain, reserve, and be entitled to assert all such Claims, Causes of Action, rights of setoff or recoupment, and other legal or equitable defenses as fully as if the Chapter 11 Cases had not been commenced, and all of the Debtors’ and the Estates’ legal and equitable rights in respect of any Claim or Interest may be asserted after the Confirmation Date and Effective Date to the same extent as if the Chapter 11 Cases had not been commenced.

10.12           Ipso Facto and Similar Provisions Ineffective.

Any term of any prepetition policy, contract, or other obligation applicable to a Debtors shall be void and of no further force or effect to the extent that such policy, contract, or other obligation is conditioned on, creates an obligation as a result of, or gives rise to a right of any Person based on (i) the insolvency or financial condition of a Debtor, (ii) the commencement of the Chapter 11 Cases, (iii) the confirmation or consummation of the Plan, or (iv) the Restructuring Transactions.

10.13          Dissolution of Creditors' Committee.

If an official committee of unsecured creditors (a “Creditors’ Committee”) has been appointed, it shall continue in existence until the Effective Date to exercise those powers and perform those duties specified in section 1103 of the Bankruptcy Code. On the Effective Date, the Creditors’ Committee shall be dissolved and its members shall be released of all their duties, responsibilities and obligations in connection with the Chapter 11 Cases or this Plan and its implementation, and the retention or employment of the Creditors’ Committee’s attorneys, financial advisors, and other agents shall terminate as of the Effective Date. The Debtors and the Reorganized Debtors shall not be responsible for paying any fees or expenses incurred by the members of or advisors to the Creditors’ Committee after the Effective Date.

10.14          Votes Solicited in Good Faith.

The Debtors have, and upon confirmation of this Plan shall be deemed to have, solicited acceptances of this Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code. The Debtors (and each of their respective affiliates, agents, directors, managers, officers, members, employees, advisors, and attorneys) have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer and issuance of the securities offered and sold under this Plan and, therefore, are not, and on account of such offer and issuance will not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of this Plan or the offer or issuance of the securities offered and distributed under this Plan.

10.15          Closing of Chapter 11 Cases.

After the Estates have been fully administered, the Debtors shall seek authority from the Bankruptcy Court to close the applicable Chapter 11 Cases in accordance with the Bankruptcy Code and Bankruptcy Rules.

ARTICLE XI	RETENTION OF JURISDICTION.

11.1            Retention of Jurisdiction.

On and after the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction, pursuant to 28 U.S.C. §§ 1334 and 157, over all matters arising in or related to the Chapter 11 Cases for, among other things, the following purposes:

(a)                to hear and determine motions and/or applications for the assumption or rejection of executory contracts or unexpired leases and any disputes over Cure Amounts resulting therefrom;

(b)                to determine any motion, adversary proceeding, application, contested matter, and other litigated matter commenced before or after the entry of the Confirmation Order;

(c)                to hear and resolve any disputes arising from or related to (i) any orders of the Bankruptcy Court granting relief under Bankruptcy Rule 2004 or (ii) any protective orders entered by the Bankruptcy Court in connection with the foregoing;

(d)                to ensure that distributions to holders of Allowed Claims are accomplished as provided in the Plan and the Confirmation Order and to adjudicate any and all disputes arising from or relating to distributions under the Plan;

(e)                to consider Claims or the allowance, classification, priority, settlement, compromise, estimation, or payment of any Claim;

(f)                 to enter, implement, or enforce such orders as may be appropriate in the event that the Confirmation Order is for any reason stayed, reversed, revoked, modified, or vacated;

(g)                to issue and enforce injunctions, enter and implement other orders, and take such other actions as may be necessary or appropriate to restrain interference by any Person with the consummation, implementation, or enforcement of the Plan, the Confirmation Order, or any other order of the Bankruptcy Court;

(h)                to hear and determine any application to modify the Plan in accordance with section 1127 of the Bankruptcy Code to remedy any defect or omission or reconcile any inconsistency in the Plan, the Disclosure Statement, or any order of the Bankruptcy Court, including the Confirmation Order, in such a manner as may be necessary to carry out the purposes and effects thereof;

(i)                 to hear and determine all Fee Claims;

(j)                 to resolve disputes concerning any Disputed Claims or the administration thereof;

(k)                to hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan, the Confirmation Order, any transactions or payments in furtherance of either, or any agreement, instrument, or other document governing or related to any of the foregoing;

(l)                 to take any action and issue such orders, including any such action or orders as may be necessary after entry of the Confirmation Order or the occurrence of the Effective Date, as may be necessary to enforce, implement, execute, and consummate the Plan;

(m)               to determine such other matters and for such other purposes as may be provided in the Confirmation Order;

(n)                to hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code (including any requests for expedited determinations under section 505(b) of the Bankruptcy Code);

(o)                to hear and determine any other matters related to the Chapter 11 Cases and not inconsistent with the Bankruptcy Code or title 28 of the United States Code;

(p)                to resolve any disputes concerning whether a Person had sufficient notice of the Chapter 11 Cases, the Disclosure Statement, any solicitation conducted in connection with the Chapter 11 Cases, any bar date established in the Chapter 11 Cases, or any deadline for responding or objecting to a Cure Amount, in each case, for the purpose for determining whether a Claim or Interest is discharged hereunder or for any other purposes;

(q)                to hear, adjudicate, decide, or resolve any and all matters related to Article X of the Plan, including, without limitation, the releases, discharge, exculpations, and injunctions issued thereunder;

(r)                 to hear and determine any rights, Claims, or Causes of Action held by or accruing to the Debtors or the Reorganized Debtors pursuant to the Bankruptcy Code or pursuant to any federal statute or legal theory;

(s)                to recover all Assets of the Debtors and property of the Estates, wherever located, for the benefit of the Reorganized Debtors; and

(t)                 to enter a final decree closing each of the Chapter 11 Cases.

ARTICLE XII	MISCELLANEOUS PROVISIONS.

12.1            Exemption from Certain Transfer Taxes.

Pursuant to section 1146 of the Bankruptcy Code, (i) the issuance, transfer or exchange of any securities, instruments or documents (including, without limitation, the cancellation of Existing Stock and Interests, or the issuance of the Reorganized Vivus Equity to the Supporting Unsecured Noteholder), (ii) the creation of any Lien, mortgage, deed of trust or other security interest, (iii) all sale transactions or Restructuring Transactions consummated by the Debtors and approved by the Bankruptcy Court on and after the Confirmation Date through and including the Effective Date, including any transfers effectuated under the Plan, (iv) any assumption by the Debtors of their interests in unexpired leases of nonresidential real property or executory contracts pursuant to section 365(a) of the Bankruptcy Code, (v) the grant of collateral under the Exit Facility Agreement, and (vi) the issuance, renewal, modification, or securing of indebtedness by such means, and the making, delivery or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including the Confirmation Order, shall not be subject to any document recording tax, stamp tax, deed stamp, stamp tax, conveyance fee or other similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, sales tax, transfer tax, intangible tax, use tax or other similar tax or governmental assessment. Consistent with the foregoing, each Governmental Unit or recorder of deeds or similar official for any county, city or Governmental Unit in which any instrument hereunder is to be recorded shall, pursuant to the Confirmation Order, and is directed to accept such instrument without requiring the payment of any such tax, stamp, or fee.

12.2            Request for Expedited Determination of Taxes.

The Debtors have the right to request an expedited determination under section 505(b) of the Bankruptcy Code with respect to tax returns filed, or to be filed, for any and all taxable periods ending after the Petition Date through the Effective Date.

12.3            Dates of Actions to Implement Plan.

In the event that any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day but shall be deemed to have been completed as of the required date.

12.4            Principal Purpose of the Plan.

The principal purpose of the Plan is not the avoidance of taxes or the avoidance of the application of section 5 of the Securities Act of 1933.

12.5            Amendments.

(a)                Plan Modifications. The Plan may be amended, modified, or supplemented by the Debtors (with the consent of the Supporting Noteholder) in accordance with the Definitive Documents in the manner provided for by section 1127 of the Bankruptcy Code or as otherwise permitted by law, without additional disclosure pursuant to section 1125 of the Bankruptcy Code, except as otherwise ordered by the Bankruptcy Court. In addition, after the Confirmation Date, so long as such action does not materially and adversely affect the treatment of holders of Allowed Claims pursuant to the Plan, and with the consent of the Supporting Noteholder, the Debtors may remedy any defect or omission or reconcile any inconsistencies in the Plan or the Confirmation Order with respect to such matters as may be necessary to carry out the purposes of effects of the Plan and the Definitive Documents, and any holder of a Claim or Interest that has accepted the Plan shall be deemed to have accepted the Plan as amended, modified, or supplemented.

(b)               Certain Technical Amendments. Prior to the Effective Date, the Debtors may make appropriate immaterial and technical adjustments and modifications to the Plan without further order or approval of the Bankruptcy Court; provided, however, that such immaterial technical adjustments and modifications are in accordance with the Definitive Documents and do not affect the treatment of holders of Claims or Interests under the Plan.

12.6             Revocation or Withdrawal of Plan.

Subject to the terms and conditions of the Restructuring Support Agreement, the Debtors reserve the right to revoke or withdraw the Plan prior to the Effective Date as to any or all of the Debtors. If, with respect to a Debtor, the Plan has been revoked or withdrawn prior to the Effective Date, then, with respect to such Debtors (i) the Plan shall be null and void in all respects, (ii) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount any Claim or Interest or Class of Claims or Interests), assumption or rejection of executory contracts or unexpired leases affected by the Plan, and any document or agreement executed pursuant to the Plan shall be deemed null and void, and (iii) nothing contained in the Plan shall (a) constitute a waiver or release of any Claim by or against, or any Interest in, such Debtors or any other Person, (b) prejudice in any manner the rights of such Debtors or any other Person, or (c) constitute an admission of any sort by the Debtors or any other Person.

12.7             Severability.

If, prior to the entry of the Confirmation Order, any term or provision of the Plan or the Plan Documents is held by the Bankruptcy Court or appellate court of competent jurisdiction to be invalid, void, or unenforceable, the Debtors and the Supporting Noteholder shall alter such term or provision to make it valid or enforceable and consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation by the Bankruptcy Court or appellate court of competent jurisdiction, the remainder of the terms and provisions of the Plan shall remain in full force and effect and shall in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan and the Plan Documents, as it may have been altered or interpreted in accordance with this Section, is (i) valid and enforceable pursuant to its terms, (ii) integral to the Plan and may not be deleted or modified without the consent of the Debtors (and the Supporting Noteholder) or the Reorganized Debtors, as the case may be, and (iii) nonseverable and mutually dependent.

12.8             Governing Law.

Except to the extent that the Bankruptcy Code or other federal law is applicable or to the extent that a Plan Document provides otherwise, the rights, duties, and obligations arising under the Plan and the Plan Documents shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Delaware, without giving effect to the principles of conflicts of laws thereof.

12.9             Immediate Binding Effect.

Notwithstanding Bankruptcy Rules 3020(e), 6004(h), 7062, or otherwise, upon the occurrence of the Effective Date, the terms of the Plan and the Plan Documents shall be immediately effective and enforceable and deemed binding upon and inure to the benefit of the Debtors, the Reorganized Debtors, the holders of Claims and Interests, the Released Parties, the Supporting Noteholder, the Exit Lender and each of their respective successors and assigns.

12.10           Payment of Statutory Fees

All fees due and payable pursuant to 28 U.S.C. § 1930(a) prior to the Effective Date, plus interest thereon due and payable under 31 U.S.C. § 3717 (if any), shall be paid by the Debtors in full in Cash on the Effective Date. On and after the Effective Date, the Reorganized Debtors shall pay any and all such fees in full in Cash when due and payable, and shall file with the Bankruptcy Court quarterly reports in a form reasonably acceptable to the U.S. Trustee. Each Debtor shall remain obligated to pay any and all such fees to the U.S. Trustee until the earliest of that particular Debtor’s case being closed, dismissed, or converted to a case under chapter 7 of the Bankruptcy Code. Notwithstanding anything to the contrary herein, the U.S. Trustee shall not be required to file a proof of Claim or any other request for payment of quarterly fees.

12.11          Successors and Assigns.

The rights, benefits, and obligations of any Person named or referred to in the Plan shall be binding on and shall inure to the benefit of any heir, executor, administrator, successor, or permitted assign, if any, of each such Person.

12.12          Entire Agreement.

On the Effective Date, the Plan, the Plan Supplement, and the Confirmation Order shall supersede all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on the subject matter thereof, all of which have become merged and integrated into the Plan. The Confirmation Order shall govern in the event of inconsistency with the Plan, and the Plan Supplement shall govern in the event of any inconsistency with the Plan.

12.13          Computing Time.

In computing any period of time prescribed or allowed by the Plan, unless otherwise set forth in the Plan or determined by the Bankruptcy Court, the provisions of Bankruptcy Rule 9006 shall apply.

12.14          Notices.

All notices, requests, and demands hereunder shall be in writing (including by e-mail) and, unless otherwise provided herein, shall be deemed to have been duly given or made only when actually delivered or, in the case of notice by e-mail, when receipt has been confirmed, addressed as follows:

(a)                if to a Debtor (prior to the Effective Date of its Plan):

VIVUS, Inc.

900 E. Hamilton Avenue, Suite 550

Campbell, CA 95008

Attn: John L. Slebir

– and –

Richards, Layton & Finger, P.A.

One Rodney Square

920 North King Street

Wilmington, Delaware 19801

Attn: Mark D. Collins, Esq., Zachary I. Shapiro, Esq., Brett M. Haywood, Esq.

Telephone: (302) 651-7700

E-mail:	collins@rlf.com
shapiro@rlf.com
haywood@rlf.com

– and –

WEIL, GOTSHAL & MANGES LLP
767 Fifth Avenue
New York, New York 10153
Attn: Matthew S. Barr, Esq., Gabriel Morgan, Esq., and Natasha S. Hwangpo, Esq.
Telephone: (212) 310-8000

E-mail:	matt.barr@weil.com
gabriel.morgan@weil.com
natasha.hwangpo@weil.com

(b)            if to a Debtor (after the Effective Date of its Plan) or the Reorganized Debtors:

VIVUS, Inc.

900 E. Hamilton Avenue, Suite 550

Campbell, CA 95008

Attn: John L. Slebir

– and –

COLE Schotz p.c.

Attn: Justin R. Alberto, Esq.

500 Delaware Avenue

Suite 1410

Wilmington, DE 19801

Telephone: (302) 651-2006

E-mail:	jalberto@coleschotz.com

– and –

DENTONS US LLP

1221 Avenue of the Americas

New York, NY 10020
Attn: Oscar N. Pinkas, Esq. Brian E. Greer, Esq.

and Lauren Macksoud, Esq.
Telephone: (212) 768-6700

E-mail:	oscar.pinkas@dentons.com
brian.greer@dentons.com
lauren.macksoud@dentons.com

After the occurrence of the Effective Date, the Reorganized Debtors have authority to send a notice to Entities that, to continue to receive documents pursuant to Bankruptcy Rule 2002, such entities must file a renewed request to receive documents pursuant to Bankruptcy Rule 2002; provided, however, that the U.S. Trustee need not file such a renewed request and shall continue to receive documents without any further action being necessary. After the occurrence of the Effective Date, the Reorganized Debtors are authorized to limit the list of entities receiving documents pursuant to Bankruptcy Rule 2002 to those Entities that have filed such renewed requests.

12.15          Reservation of Rights.

Except as otherwise provided herein, the Plan shall be of no force or effect unless the Bankruptcy Court enters the Confirmation Order. None of the filing of the Plan, any statement or provision of the Plan, or the taking of any action by the Debtors with respect to the Plan shall be or shall be deemed to be an admission or waiver of any rights of the Debtors with respect to any Claims or Interests prior to the Effective Date.

Respectfully submitted, as of July 6, 2020

VIVUS, INC.

By:	/s/ Mark Oki
Name:	Mark Oki
Title:	Senior Vice President, Chief Financial Officer & Chief Accounting Officer

VIVUS PHARMACEUTICALS LIMITED

By:	/s/ Mark Oki
Name:	Mark Oki
Title:	Treasurer & Chief Financial Officer

VIVUS B.V.

By:	/s/ Mark Oki
Name:	Mark Oki
Title:	Managing Director A

VIVUS DIGITAL HEALTH CORPORATION

By:	/s/ Mark Oki
Name:	Mark Oki
Title:	Chief Financial Officer